Exhibit 99.1
Item 6. Selected Financial Data
     The following table presents selected financial and other data about us and our Predecessor for the most recent five fiscal periods. The selected historical financial data as of December 31, 2003 and 2004, for the period from December 14, 2002 to December 31, 2002 and for the years ended December 31, 2003 and 2004, have been derived from the combined financial statements of ANR Fund IX Holdings, L.P. and Alpha NR Holding, Inc. and subsidiaries (the owners of a majority of the membership interests of ANR Holdings prior to the Internal Restructuring) and the related notes, included elsewhere in this annual report, which have been audited by KPMG LLP (“KPMG”), an independent registered public accounting firm. The selected historical financial data as of December 31, 2002 have been derived from the audited combined balance sheet of ANR Fund IX Holdings, L.P. and Alpha NR Holding, Inc. and subsidiaries not included in this annual report. The selected historical financial data for the period from January 1, 2002 through December 13, 2002 (the “Predecessor Period”) have been derived from our Predecessor’s combined financial statements included elsewhere in this annual report, which have been audited by KPMG. The selected historical financial data as of December 31, 2000 and 2001, and for the years ended December 31, 2000 and 2001 have been derived from our Predecessor’s audited combined financial statements not included in this annual report. You should read the following table in conjunction with the financial statements, the related notes to those financial statements, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
     The results of operations for the historical periods included in the following table are not necessarily indicative of the results to be expected for future periods. In addition, the “Risks Relating To Our Company” section of Item 7 of this report includes a discussion of risk factors that could impact our future results of operations.

				ANR Fund IX Holdings, L.P. and Alpha NR
	Predecessor			Holding, Inc. and Subsidiaries
			January 1,	December 14,
	Year Ended		2002 to	2002 to	Year Ended
	December 31,		December 13,	December 31,	December 31,
	2000	2001	2002	2002	2003	2004
	(In thousands, except per ton data)
Statement of Operations Data:
Revenues:
Coal revenues	$226,653	$227,237	$154,715	$6,260	$694,591	$1,079,733
Freight and handling revenues	25,470	25,808	17,001	1,009	73,800	141,100
Other revenues	5,601	8,472	6,031	101	13,458	31,869

Total revenues	257,724	261,517	177,747	7,370	781,849	1,252,702

Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	224,230	219,545	158,924	6,268	626,265	920,359
Freight and handling costs	25,470	25,808	17,001	1,009	73,800	141,100
Cost of other revenues	4,721	8,156	7,973	120	12,488	22,994
Depreciation, depletion and amortization	7,890	7,866	6,814	274	35,385	55,261
Selling, general and administrative expenses (exclusive of depreciation and amortization shown separately above)	8,543	9,370	8,797	471	21,926	43,881
Costs to exit business	26,937	3,500	25,274	—	—	—

Total costs and expenses	297,791	274,245	224,783	8,142	769,864	1,183,595

Refund of federal black lung excise tax	—	16,213	2,049	—	—	—
Other operating income, net	57	94	1,430	—	—	—

Income (loss) from operations	(40,010)	3,579	(43,557)	(772)	11,985	69,107

Other income (expense):

Interest expense	—	—	(35)	(203)	(7,848)	(20,041)
Interest income	2,263	1,993	2,072	6	103	531
Miscellaneous income	4,215	1,250	—	—	574	722

Total other income (expense), net	6,478	3,243	2,037	(197)	(7,171)	(18,788)

Income (loss) before income taxes and minority interest	(33,532)	6,822	(41,520)	(969)	4,814	50,319

				ANR Fund IX Holdings, L.P. and Alpha NR
	Predecessor			Holding, Inc. and Subsidiaries
			January 1,	December 14,
	Year Ended		2002 to	2002 to	Year Ended
	December 31,		December 13,	December 31,	December 31,
	2000	2001	2002	2002	2003	2004
	(In thousands, except per ton data)
Income tax expense (benefit)	(13,545)	(1,497)	(17,198)	(334)	898	5,150
Minority interest	—	—	—	—	1,164	22,781

Income (loss) from continuing operations	(19,987)	8,319	(24,322)	(635)	2,752	22,388

Discontinued operations	—	—	—	—	(490)	(2,373)

Net income (loss)	$(19,987)	$8,319	$(24,322)	$(635)	$2,262	$20,015

Balance sheet data (at period end):
Cash and cash equivalents	$185	$175	$88	$8,444	$11,246	$7,391
Operating and working capital	(26,634)	(22,958)	(4,268)	(12,223)	32,714	56,257
Total assets	130,608	139,467	156,328	108,442	379,336	477,121
Notes payable and long-term debt, including current portion	—	—	—	25,743	84,964	201,705
Stockholders’ equity and partners’ capital (deficit)	(142,067)	(136,593)	(132,997)	23,384	86,367	45,933

Statement of cash flows data:
Net cash provided by (used in) :
Operating activities	$20,659	$10,655	$(13,816)	$(295)	$54,104	$106,776
Investing activities	(8,564)	(9,203)	(22,054)	(38,893)	(100,072)	(86,202)
Financing activities	(12,106)	(1,462)	35,783	47,632	48,770	(24,429)
Capital expenditures	9,127	10,218	21,866	960	27,719	72,046

Other financial data
EBITDA, as adjusted (2)				(498)	47,663	119,327

Other data:
Tons sold	7,947	6,975	4,283	186	21,613	25,327
Tons produced and processed	6,281	6,248	4,508	87	17,199	19,068
Average coal sales realization (per ton)	$28.52	$32.58	$36.12	$33.66	$32.14	$42.63

(1)	The following unaudited summary pro forma balance sheet data for Alpha Natural Resources, Inc. as of December 31, 2004 are presented (1) on a pro forma basis giving effect to the completion of our Internal Restructuring on February 11, 2005 as if it had occurred on December 31, 2004, and (2) on a pro forma, as adjusted basis, as adjusted further to give effect to our initial public offering of 33,925,000 shares of our common stock completed on February 18, 2005 and the application of the net proceeds from that offering:

		Pro Forma, As
	Pro Forma	Adjusted
	December 31, 2004	December 31, 2004
	(Unaudited)	(Unaudited)
	(In thousands)
Cash and cash equivalents	$7,391	$7,391
Working capital (deficit)	(466,109)	51,583
Total assets	472,447	472,447
Notes payable, including notes payable to affiliates, and long-term debt, including current portion	719,397	201,705
Stockholders’ equity (deficit)	(450,437)	67,255

(2)	EBITDA, as adjusted, is defined as net income (loss) plus interest expense, income tax expense (benefit), depreciation, depletion and amortization, less interest income, and adjusted for minority interest. EBITDA, as adjusted, is used by management to measure operating performance, and management also believes it is a useful indicator of our ability to meet debt service and capital expenditure requirements. Because EBITDA, as adjusted, is not calculated identically by all companies, our calculation may not be comparable to similarly titled measures of other companies.

EBITDA, as adjusted, is calculated as follows (unaudited) (in thousands):

	ANR Fund IX Holdings, L.P. and Alpha
	NR Holding, Inc. and Subsidiaries
	December 14,
	2002 to	Year Ended
	December 31,	December 31,
	2002	2003	2004
Net income (loss)	$(635)	$2,262	$20,015
Interest expense	203	7,848	20,041
Interest income	(6)	(103)	(531)
Income tax expense (benefit)	(334)	668	3,960
Depreciation, depletion and amortization	274	36,054	56,012

EBITDA	(498)	46,729	99,497
Minority interest	—	934	19,830

EBITDA, as adjusted	$(498)	$47,663	$119,327

Item 8. Financial Statements and Supplementary Data
Report of Independent Registered Public Accounting Firm
The Board of Directors
Alpha Natural Resources, Inc.:
We have audited the accompanying combined balance sheets of ANR Fund IX Holdings, L.P. and Alpha NR Holding, Inc. and subsidiaries (the Company or Successor) as of December 31, 2004 and 2003, and the related combined statements of operations, stockholder’s equity and partners’ capital, and cash flows for the years ended December 31, 2004 and 2003, and the period from December 14, 2002 to December 31, 2002 (Successor Periods), and the combined statements of operations, shareholder’s equity, and cash flows for the period from January 1, 2002 to December 13, 2002 (Predecessor Period). These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis of our opinion.
In our opinion, the aforementioned Successor combined financial statements present fairly, in all material respects, the financial position of ANR Fund IX Holdings, L.P. and Alpha NR Holding, Inc. and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the Successor Periods, in conformity with U.S. generally accepted accounting principles. Further, in our opinion, the aforementioned Predecessor combined financial statements present fairly, in all material respects, the results of their operations and their cash flows for the Predecessor Period, in conformity with U.S. generally accepted accounting principles.
As discussed in note 1 to the combined financial statements, effective December 13, 2002, the Company acquired the majority of the Virginia coal operations of Pittston Coal Company, a subsidiary of The Brink’s Company (formerly known as The Pittston Company), in a business combination accounted for as a purchase. As a result of the acquisition, the combined financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.
/s/ KPMG LLP
Roanoke, Virginia
March 30, 2005, except as to notes 1,
22, 28 and 30, which are as of
October 14, 2005

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
COMBINED BALANCE SHEETS

	Pro Forma
	December 31,	December 31,
	2004	2004	2003
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$7,391	$7,391	$11,246
Trade accounts receivable, net	95,828	95,828	70,205
Notes and other receivables	10,835	10,835	4,742
Inventories	54,569	54,569	33,113
Due from affiliate	323	323	3,770
Deferred income taxes	—	4,674	489
Prepaid expenses and other current assets	28,915	28,915	19,256

Total current assets	197,861	202,535	142,821
Property, plant, and equipment, net	217,964	217,964	198,147
Goodwill	18,641	18,641	17,121
Other intangibles, net	1,155	1,155	2,896
Other assets	36,826	36,826	18,351

Total assets	$472,447	$477,121	$379,336

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT) AND PARTNERS’ CAPITAL
Current liabilities:
Current portion of long-term debt	$1,693	$1,693	$13,329
Note payable	15,228	15,228	14,425
Notes payable to affiliates	517,692	—	—
Bank overdraft	10,024	10,024	5,854
Trade accounts payable	51,050	51,050	41,357
Accrued expenses and other current liabilities	68,283	68,283	35,142

Total current liabilities	663,970	146,278	110,107
Long-term debt, net of current portion	184,784	184,784	57,210
Workers’ compensation benefits	4,678	4,678	1,660
Postretirement medical benefits	15,637	15,637	10,662
Asset retirement obligation	32,888	32,888	32,607
Deferred gains on sale of property interests	5,516	5,516	6,934
Deferred income taxes	—	7,718	823
Other liabilities	15,411	4,911	6,486

Total liabilities	922,884	402,410	226,489

Minority interest	—	28,778	66,480

Stockholder’s equity (deficit) and partners’ capital:
Alpha Natural Resources, Inc.:
Preferred stock — par value $0.01, 10,000,000 shares authorized, none issued	—	—	—
Common stock — par value $0.01, 100,000,000 shares authorized, 28,287,580 shares issued and outstanding	283	—	—
Deficit capital	(450,720)	—	—
Retained earnings	—	—	—

Total Alpha Natural Resources, Inc. stockholders’ (deficit)	(450,437)	—	—
Alpha NR Holding, Inc.:
Preferred stock — par value $0.01, 1,000 shares authorized, none issued	—	—	—
Common stock — par value $0.01, 1,000 shares authorized, 100 shares issued and outstanding	—	—	—
Additional paid-in capital	—	22,153	75,710
Retained earnings	—	18,828	1,442

Total Alpha NR Holding, Inc. stockholder’s equity	—	40,981	77,152
Alpha Fund IX Holdings, L.P.:
Partners’ capital	—	4,952	9,215

Total stockholder’s equity (deficit) and partners’ capital	(450,437)	45,933	86,367

Total liabilities and stockholder’s equity (deficit) and partners’ capital	$472,447	$477,121	$379,336

See accompanying notes to combined financial statements.

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
COMBINED STATEMENTS OF OPERATIONS

	Company			Predecessor
			Period from	Period from
			December 14,	January 1,
			2002 to	2002 to
	Year Ended December 31,		December 31,	December 13,
	2004	2003	2002	2002
		(In thousands)
Revenues:
Coal revenues	$1,079,733	$694,591	$6,260	$154,715
Freight and handling revenues	141,100	73,800	1,009	17,001
Other revenues	31,869	13,458	101	6,031

Total revenues	1,252,702	781,849	7,370	177,747

Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	920,359	626,265	6,268	158,924
Freight and handling costs	141,100	73,800	1,009	17,001
Cost of other revenues	22,994	12,488	120	7,973
Depreciation, depletion and amortization	55,261	35,385	274	6,814
Selling, general and administrative expenses (exclusive of depreciation and amortization shown separately above)	43,881	21,926	471	8,797
Costs to exit business	—	—	—	25,274

Total costs and expenses	1,183,595	769,864	8,142	224,783

Refund of federal black lung excise tax	—	—	—	2,049
Other operating income, net	—	—	—	1,430

Income (loss) from operations	69,107	11,985	(772)	(43,557)

Other income (expense):
Interest expense	(20,041)	(7,848)	(203)	(35)
Interest income	531	103	6	2,072
Miscellaneous income	722	574	—	—

Total other income (expense), net	(18,788)	(7,171)	(197)	2,037

Income (loss) from continuing operations before income taxes and minority interest	50,319	4,814	(969)	(41,520)
Income tax expense (benefit)	5,150	898	(334)	(17,198)

Income (loss) before minority interest	45,169	3,916	(635)	(24,322)
Minority interest	22,781	1,164	—	—

Income (loss) from continuing operations	22,388	2,752	(635)	(24,322)

Discontinued operations (note 30):
Loss from discontinued operations before income taxes and minority interest	(6,514)	(950)	—	—
Income tax benefit	(1,190)	(230)	—	—
Minority interest	(2,951)	(230)	—	—

Loss from discontinued operations	(2,373)	(490)	—	—

Net income (loss)	$20,015	$2,262	$(635)	$(24,322)

See accompanying notes to combined financial statements.

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
COMBINED STATEMENTS OF STOCKHOLDER’S EQUITY AND PARTNERS’ CAPITAL

		Retained		Net	Deferred
		Earnings		Receivables	Taxes
	Capital	(Accumulated	Company	from	Receivable
Predecessor	Contributions	Deficit)	Equity	Affiliates	from Parent	Total
	(In thousands)
Balances, December 31, 2001	$—	$—	$211,313	$(279,374)	$(68,532)	$(136,593)
Net loss	—	—	(24,322)	—	—	(24,322)
Capital contribution	—	—	329,964	(329,964)	—	—
Affiliate transactions, net	—	—	—	35,937	—	35,937
Deferred taxes receivable from parent	—	—	—	—	(8,023)	(8,023)
Other	—	—	—	—	4	4

Balances, December 13, 2002	$—	$—	$516,955	$(573,401)	$(76,551)	$(132,997)

				Total		Total
			Retained	Alpha NR		Stockholder’s
		Additional	Earnings	Holding, Inc.		Equity and
	Common	Paid-In	(Accumulated	Stockholder’s	Partners’	Partners’
Company	Stock	Capital	Deficit)	Equity	Capital	Capital
Balances, December 14, 2002	$—	$—	$—	$—	$—	$—
Net loss	—	—	(529)	(529)	(106)	(635)
Contributed capital	—	—	—	—	2,635	2,635
Issuance of common stock	—	21,384	—	21,384	—	21,384

Balances, December 31, 2002	—	21,384	(529)	20,855	2,529	23,384
Net income	—	—	1,971	1,971	291	2,262
Contributed capital	—	15,153	—	15,153	1,868	17,021
Notes payable to affiliate contributed to capital	—	39,173	—	39,173	4,827	44,000
Noncash distribution of Virginia Tax Credit	—	—	—	—	(300)	(300)

Balances, December 31, 2003	—	75,710	1,442	77,152	9,215	86,367
Net income	—	—	17,386	17,386	2,629	20,015
Noncash distribution of Virginia Tax Credit	—	—	—	—	(292)	(292)
Distributions	—	(53,557)	—	(53,557)	(6,600)	(60,157)

Balances, December 31, 2004	$—	$22,153	$18,828	$40,981	$4,952	$45,933

See accompanying notes to combined financial statements.

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
COMBINED STATEMENTS OF CASH FLOWS

	Company			Predecessor
			Period from	Period from
			December 14,	January 1,
			2002 to	2002 to
	Year Ended December 31,		December 31,	December 13,
	2004	2003	2002	2002
		(In thousands)
Operating activities:
Net income (loss)	$20,015	$2,262	$(635)	$(24,322)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	56,012	36,054	274	6,814
Amortization and write-off of debt issuance costs	4,474	1,276	59	—
Minority interest	19,830	934	—	—
Accretion of asset retirement obligation	3,301	2,699	57	—
Virginia tax credit	(4,872)	(4,313)	—	—
Stock-based compensation	91	—	—	—
Bad debt provision	152	68	5	1,296
Net pension credit	—	—	—	(928)
Loss on settlement of asset retirement obligation	762	—	—	—
Asset impairment charge	5,100	—	—	—
Provision for non-recoupable advance mining royalties	758	—	—	—
Amortization of deferred gains on sales of property interests	(959)	(618)	—	—
Gain on sale of fixed assets, net	(671)	—	—	—
Deferred income taxes	2,711	668	(334)	(8,023)
Other, net	—	—	—	11
Changes in operating assets and liabilities: Trade accounts receivable	(25,775)	(21,056)	(7,472)	5,244
Notes and other receivables	(1,062)	(2,358)	—	—
Inventories	(21,040)	13,014	549	—
Prepaid expenses and other current assets	5,568	793	(138)	(5,418)
Other assets	805	(3,051)	—	(1,850)
Trade accounts payable	9,742	12,234	4,057	(3,925)
Accrued expenses and other current liabilities	27,243	16,392	4,706	(15,115)
Workers’ compensation benefits	3,018	1,660	—	1,879
Postretirement medical benefits	4,975	1,236	36	6,710
Asset retirement obligation expenditures	(3,306)	(2,252)	—	(1,270)
Other liabilities	(96)	(1,538)	(1,459)	25,081

Net cash provided by (used in) operating activities	$106,776	$54,104	$(295)	$(13,816)

Investing activities:
Capital expenditures	$(72,046)	(27,719)	(960)	(21,866)
Proceeds from disposition of property, plant, and equipment	1,096	65,174	—	76
Purchase of net assets of acquired companies	(2,891)	(133,757)	(37,202)	—
Purchase of equity investment	(4,500)	—	—	—
Issuance of note receivable to coal supplier, net of collections of $1,519	(8,481)	—	—	—
Deferred acquisition costs	—	—	(731)	—
Decrease (increase) in due from affiliate	620	(3,770)	—	—
Other, net	—	—	—	(264)

Net cash used in investing activities	(86,202)	(100,072)	(38,893)	(22,054)

Financing activities:
Repayments of notes payable	(14,425)	(15,600)	—	—
Proceeds from issuance of long-term debt	175,000	58,518	—	—
Repayments on long-term debt	(61,422)	(30,054)	—	—
Increase in bank overdraft	4,170	5,854	—	—
Debt issuance costs	(10,525)	(5,181)	(340)	—
Deferred common stock offering costs	(1,655)	—	—	—
Advances from affiliates	—	20,047	23,953	35,783
Capital contributions	—	3,118	2,635	—
Issuance of common stock	—	15,153	21,384	—
Distributions to owners	(60,156)	—	—	—
Distributions to minority interest	(55,416)	(3,085)	—	—

Net cash provided by (used in) financing activities	(24,429)	48,770	47,632	35,783

Net increase (decrease) in cash and cash equivalents	(3,855)	2,802	8,444	(87)
Cash and cash equivalents at beginning of period	11,246	8,444	—	175

Cash and cash equivalents at end of period	$7,391	$11,246	$8,444	$88

See accompanying notes to combined financial statements.

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
1) Business and Basis of Presentation
     Organization and Business
     ANR Fund IX Holdings, L.P. and Alpha NR Holding, Inc., formerly named Alpha Natural Resources, Inc., (together, the FR Affiliates) are entities under the common control of First Reserve GP IX, Inc. and were formed in 2002 to acquire coal mining assets in the Appalachian region of the United States. In December 2002, ANR Fund IX Holdings, L.P. and Alpha NR Holding, Inc. formed ANR Holdings, LLC (ANR Holdings) and acquired membership interests of approximately 11% and 89%, respectively. ANR Holdings is the parent of Alpha Natural Resources, LLC (Alpha) and the latter entity and its subsidiaries acquired our Predecessor, the majority of the Virginia coal operations of Pittston Coal Company, a subsidiary of The Brink’s Company (formerly known as The Pittston Company), on December 13, 2002 (described in note 20).
     The acquisition of Coastal Coal Company (described in note 20) was completed on January 31, 2003 by subsidiaries of ANR Holdings. The acquisition of U.S. AMCI (described in note 20) was completed on March 11, 2003. Concurrent with the acquisition of U.S. AMCI, ANR Holdings issued additional membership interests in the aggregate amount of 45.3% to the former owners of U.S. AMCI, Madison Capital Funding, LLC and members of management in exchange for the net assets of U.S. AMCI and cash. After completion of this transaction, the FR Affiliates owned 54.7% of ANR Holdings.
     The acquisition of Mears Enterprises, Inc. and affiliated entities (described in note 20) was completed on November 17, 2003.
     The financial statements for the period from December 14, 2002 to December 31, 2002, and the years ended December 31, 2003 and 2004 are presented on a combined basis. The entities included in the combined financial statements, except our Predecessor, are collectively referred to as “the Company”.
     The Company and its operating subsidiaries are engaged in the business of extracting, processing and marketing coal from deep and surface mines, principally located in the Eastern and Southeastern regions of the United States, for sale to utility and steel companies in the United States and in international markets.
     Operating Subsidiaries of Alpha Natural Resources, LLC:
     Companies with coal reserves and/or production facilities:
•	Paramont Coal Company Virginia, LLC

•	Dickenson-Russell Coal Company, LLC

•	Alpha Terminal Company, LLC

•	Alpha Land and Reserves, LLC

•	AMFIRE, LLC and Subsidiaries

•	McDowell-Wyoming Coal Company, LLC and Subsidiaries
     Companies providing administrative, sales and other services:
•	Alpha Coal Sales Co., LLC

•	Alpha Natural Resources Capital Corp.

•	Alpha Natural Resources Services, LLC

•	Maxxim Rebuild Co., LLC

•	Maxxim Shared Services, LLC

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
     Holding companies:
•	Maxxum Carbon Resources, LLC

•	Esperanza Coal Co., LLC
     Principles of Combination
     The accompanying combined financial statements include the accounts of the Company described above. All significant intercompany accounts and transactions have been eliminated.
     Predecessor
     Prior to December 13, 2002, the Company had no operations. On December 13, 2002, the Company acquired the majority of the Virginia coal operations of Pittston Coal Company (the Combined Virginia Entity or Predecessor) through a number of asset acquisitions by the Company’s subsidiaries. The Combined Virginia Entity is considered the Predecessor to the Company. As such, the historical financial statements of the Combined Virginia Entity are included in the accompanying combined financial statements, including the combined statements of operations, cash flows, and shareholders’ equity, for the period from January 1, 2002 to December 13, 2002 (the “Predecessor combined financial statements”). The Predecessor combined financial statements are not necessarily indicative of the future financial position or results of operations of the Company.
     The Predecessor’s combined financial statements have not been adjusted to give effect to the acquisition. For this reason, the combined financial statements of the Company after the acquisition are not comparable to the Predecessor’s combined financial statements prior to the acquisition.
The Company
     The accompanying combined balance sheets as of December 31, 2004 and 2003, and the combined statements of operations, cash flows, and stockholder’s equity and partners’ capital for the years ended December 31, 2004 and 2003 and the period from December 14, 2002 to December 31, 2002, reflect the combined financial position, results of operations and cash flows of the Company from the date of acquisition of the Predecessor. See also note 20.
     On April 14, 2005, the Company sold the assets of its Colorado mining subsidiary, National King Coal LLC, and related trucking subsidiary, Gallup Transportation and Transloading Company, LLC (collectively “NKC”) to an unrelated third party. The results of operations of NKC for the years ended December 31, 2004 and 2003 have been reported in discontinued operations. See also note 30.
     Subsequent Internal Restructuring and Initial Public Offering
     On February 11, 2005, the Company completed a series of transactions to transition from a structure in which the Company’s top-tier holding company was a limited liability company, ANR Holdings, to one in which the top-tier holding company is a corporation, Alpha Natural Resources, Inc., which was formed on November 29, 2004. These transactions are referred to collectively as the Internal Restructuring, and they included the following:
•	Alpha Coal Management, LLC (ACM) was dissolved and liquidated, after which (1) the interests in ANR Holdings previously held by ACM were distributed to and held directly by the Company’s officers and employees who were owners of ACM prior to its dissolution and (2) outstanding options to purchase units in ACM were automatically converted into options to purchase up to 596,985 shares of Alpha Natural Resources, Inc. common stock at an exercise price of $12.73 per share, and Alpha Natural Resources, Inc. assumed the obligations of ACM under the Alpha Coal Management, LLC 2004 Long-Term Incentive Plan.

•	Alpha Natural Resources, Inc. assumed the obligations of ANR Holdings to make distributions to (1) affiliates of AMCI in an aggregate amount of $6,000, representing the approximate incremental tax resulting from the recognition of additional tax liability resulting from the Internal Restructuring and (2) First Reserve Fund IX, L.P. in an aggregate amount of approximately $4,500, representing the approximate value of tax attributes conveyed as a result of the Internal Restructuring (collectively, the Sponsor Distributions). The Sponsor Distributions to affiliates of AMCI are payable in five equal installments on the dates for which estimated income tax payments are due in each of April 2005, June 2005, September 2005, January 2006 and April 2006. The Sponsor Distributions to First Reserve Fund IX, L.P. are payable in three installments of approximately $2,100,

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
$2,100 and $300 on December 15, 2007, 2008 and 2009, respectively. The Sponsor Distributions will be payable in cash or, to the extent Alpha Natural Resources, Inc. is not permitted by the terms of the senior credit facility or the indenture governing the senior notes to pay the Sponsor Distributions in cash, in shares of Alpha Natural Resources, Inc. common stock.

•	First Reserve Fund IX, L.P., the direct parent of Alpha NR Holding, Inc., contributed all of the outstanding common stock of Alpha NR Holding, Inc. to Alpha Natural Resources, Inc. in exchange for 12,462,992 shares of Alpha Natural Resources, Inc. common stock and demand promissory notes in an aggregate adjusted principal amount of $206,734.

•	ANR Fund IX Holdings, L.P., Madison Capital Funding, LLC and affiliates of AMCI contributed all of their membership interests in ANR Holdings to Alpha Natural Resources, Inc. in exchange for 13,052,431 shares of Alpha Natural Resources, Inc. common stock and demand promissory notes in an aggregate adjusted principal amount of $310,958.

•	The officers and employees who were the members of ACM contributed all of their interests in ANR Holdings to Alpha Natural Resources, Inc. in exchange for 2,772,157 shares of Alpha Natural Resources, Inc. common stock.

•	The Board of Directors of Alpha Natural Resources, Inc. declared a pro rata distribution to the former members of ANR Holdings in an aggregate amount equal to the net proceeds Alpha Natural Resources, Inc. received upon the exercise by the underwriters of their over-allotment option with respect to the public offering described below.

•	Alpha Natural Resources, Inc. recorded a change of $3,044 in net deferred income taxes (an estimated increase of $100,600 in gross deferred tax assets, less an estimated increase of $97,556 in the valuation allowance for deferred tax assets) recognized upon the completion of the Internal Restructuring.

•	The Company, the FR Affiliates and affiliates of AMCI amended certain of the post-closing arrangements previously entered into as part of the Company’s acquisition of U.S. AMCI.

•	Alpha Natural Resources, Inc. contributed the membership interests in ANR Holdings received in the Internal Restructuring to Alpha NR Holding, Inc. and another indirect wholly-owned subsidiary of Alpha Natural Resources, Inc.
     The accompanying unaudited pro forma balance sheet data as of December 31, 2004 gives effect to the Internal Restructuring described above as if it had occurred on December 31, 2004.
     The following unaudited pro forma statement of operations data for the years ended December 31, 2004 and 2003 give effect to the Internal Restructuring described above, the issuance of $175,000 principal amount of 10% senior notes due 2012 by our subsidiaries Alpha Natural Resources, LLC and Alpha Natural Resources Capital Corp. and the entry by Alpha Natural Resources, LLC into a $175,000 credit facility in May 2004 (see note 12), which we refer to as the 2004 Financings, and the 2003 Acquisitions (see note 20), as if the Internal Restructuring, 2004 Financings, and 2003 Acquisitions had occurred on January 1, 2003. This pro forma data is for informational purposes only, and should not be considered indicative of results that would have been achieved had the transactions listed above actually been consummated on January 1, 2003:

	Year Ended December 31,
	2004	2003
Pro forma revenues	$1,269,718	$902,766
Pro forma net income	29,637	536

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
     The following unaudited table reconciles reported net income to pro forma net income as if the Internal Restructuring, 2004 Financings, and 2003 Acquisitions had occurred on January 1, 2003:

	Year Ended
	December 31,
	2004	2003
Reported income from continuing operations	$22,388	$2,752
Add: Pro forma results of operations related to the 2003 Acquisitions, net of income taxes	—	3,507
Deduct: Income tax effect of ANR Fund IX Holdings, L.P. income from continuing operations prior to Internal Restructuring	(1,149)	(138)
Deduct: Pro forma effects of the 2004 Financings, net of income taxes	(1,672)	(7,728)
Add: Elimination of minority interest in income from continuing operations, net of income tax effects of Internal Restructuring	14,124	2,822

Pro forma income from continuing operations	33,691	1,215

Reported loss from discontinued operations	(2,373)	(490)
Add: Income tax effect of ANR Fund IX Holdings, L.P. loss from discontinued operations prior to Internal Restructuring	149	27
Deduct: Elimination of minority interest in loss from discontinued operations, net of income tax effects of Internal Restructuring	(1,830)	(216)

Pro forma loss from discontinued operations	(4,054)	(679)

Pro forma net income	$29,637	$536

     The following unaudited pro forma earnings per share data for the years ended December 31, 2004 and 2003 give effect to the Internal Restructuring, the 2004 Financings, and the 2003 Acquisitions as if these transactions had occurred on January 1, 2003:

	Year Ended December 31,
	2004	2003
Pro forma earnings per share data:
Net income per basic share:
Income from continuing operations	$1.25	$0.05
Loss from discontinued operations	$(0.15)	$(0.03)
Net income per basic share	$1.10	$0.02
Shares outstanding — basic	26,942,650	26,942,650

Net income per diluted share:
Income from continuing operations	$1.18	$0.04
Loss from discontinued operations	$(0.14)	$(0.02)
Net income per basic share	$1.04	$0.02
Shares outstanding — diluted	28,484,586	28,484,586
     On February 18, 2005, Alpha Natural Resources, Inc. completed the initial public offering of 33,925,000 shares of its common stock, including 4,425,000 shares issued pursuant to the exercise in full of the underwriters’ over-allotment option. Alpha Natural Resources, Inc. received net proceeds (after deducting issuance costs) of $596,592 from the offering. Alpha Natural Resources, Inc. used $517,982 of the net proceeds to repay all outstanding principal and accrued interest on its demand promissory notes issued in the Internal Restructuring to the FR Affiliates, affiliates of AMCI and Madison Capital Funding LLC, and the remaining $78,610 of the net proceeds were distributed by Alpha Natural Resources, Inc. on a pro rata basis to its stockholders of record as of the close of business on February 11, 2005 pursuant to the distribution declared by Alpha Natural Resources, Inc.’s Board of Directors in connection with the Internal Restructuring.
     At December 31, 2004, included in other assets are deferred costs related to the initial public offering in the amount of $3,665. These deferred costs will be charged against the proceeds of the public offering.

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
     The following unaudited pro forma, as adjusted, earnings per share data for the years ended December 31, 2004 and 2003 give effect to the Internal Restructuring, the 2004 Financings, the 2003 Acquisitions, and our initial public offering of common stock completed on February 18, 2005 as if these transactions had occurred on January 1, 2003:

	Year Ended December 31,
	2004	2003
Pro forma, as adjusted, earnings per share data:

Net income per basic share:
Income from continuing operations	$0.55	$0.02
Loss from discontinued operations	$(0.06)	$(0.01)
Net income per basic share	$0.49	$0.01
Shares outstanding — basic	60,867,650	60,867,650

Net income per diluted share:
Income from continuing operations	$0.54	$0.02
Loss from discontinued operations	$(0.07)	$(0.01)
Net income per basic share	$0.47	$0.01
Shares outstanding — diluted	62,409,586	62,409,586
(2) Summary of Significant Accounting Policies and Practices
     (a) Cash and Cash Equivalents
     Cash and cash equivalents consist of cash and highly liquid, short-term investments. Cash and cash equivalents are stated at cost, which approximates fair market value. For purposes of the combined statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.
     (b) Trade Accounts Receivable and Allowance for Doubtful Accounts
     Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company establishes provisions for losses on accounts receivable when it is probable that all or part of the outstanding balance will not be collected. The Company regularly reviews collectibility and establishes or adjusts the allowance as necessary using the specific identification method. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
     The changes in the allowance for doubtful accounts were as follows:

Bad debt provision	$5

Balance as of December 31, 2002	5
Bad debt provision	68

Balance as of December 31, 2003	73
Bad debt provision	152
Bad debt write-offs	(132)

Balance as of December 31, 2004	$93

     (c) Inventories
     Coal inventories are stated at the lower of cost or market. The cost of coal inventories is determined based on average cost of production, which includes all costs incurred to extract, transport and process the coal. Coal is classified as inventory at the point in time the coal is extracted from the mine and weighed at a loading facility.
     Material and supplies inventories are valued at average cost, less an allowance for obsolete and surplus items.
     (d) Property, Plant, and Equipment
     Costs for mineral properties, mineral rights, and mine development incurred to expand capacity of operating mines or to develop new mines are capitalized and charged to operations on the units-of-production method over the estimated proven and probable reserve tons. Mine development costs include costs incurred for site preparation and development of the mines during the development stage. Mobile mining equipment and other fixed assets are stated at cost and depreciated on a straight-line basis over estimated useful lives ranging from 2 to 20 years. Leasehold improvements are amortized, using the straight-line method, over their estimated useful lives or the term of the lease, whichever is shorter. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred.
     (e) Impairment of Long-Lived Assets
     In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, long-lived assets, such as property, plant, equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and would no longer be depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.
     (f) Goodwill and Other Intangible Assets
     Goodwill represents the excess of costs over fair value of net assets of businesses acquired. Pursuant to SFAS No. 142, Goodwill and Other Intangible Assets, goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. The Company performs its impairment test in August of each year. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144. The impairment review in August 2004 supported the carrying value of goodwill.
     (g) Health Insurance Programs
     The Company is principally self-insured for costs of health and medical claims. The Company utilizes commercial insurance to cover specific claims in excess of $250.

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
     (h) Income Taxes
     The Company and the Predecessor account for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which those items are expected to reverse.
     (i) Asset Retirement Obligation
     Minimum standards for mine reclamation have been established by various regulatory agencies and dictate the reclamation requirements at the Company’s operations. The Company records these reclamation obligations under the provisions of SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which the legal obligation associated with the retirement of the long-lived asset is incurred. When the liability is initially recorded, the offset is capitalized by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. To settle the liability, the obligation is paid, and to the extent there is a difference between the liability and the amount of cash paid, a gain or loss upon settlement is recorded. The Company annually reviews its estimated future cash flows for its asset retirement obligation.
     In connection with the business acquisitions described in note 20, the Company recorded the fair value of the reclamation liabilities assumed as part of the acquisitions in accordance with SFAS No. 143.
     The Predecessor charged expenditures relating to environmental regulatory requirements and reclamation costs undertaken during mine operations against earnings as incurred. Estimated site restoration and post-closure reclamation costs were charged against earnings using the units-of-production method over the expected economic life of each mine. Accrued reclamation costs were subject to review by our Predecessor’s management on a regular basis and were revised when appropriate for changes in future estimated costs and/or regulatory requirements.
     (j) Royalties
     Lease rights to coal lands are often acquired in exchange for royalty payments. Advance mining royalties are advance payments made to lessors under terms of mineral lease agreements that are recoupable against future production. These advance payments are deferred and charged to operations as the coal reserves are mined. The Company regularly reviews recoverability of advance mining royalties and establishes or adjusts the allowance for advance mining royalties as necessary using the specific identification method. In instances where advance payments are not expected to be offset against future production royalties, the Company establishes a provision for losses on the advance payments that have been paid and the scheduled future minimum payments are expensed and recognized as liabilities. Advance royalty balances are charged off against the allowance when the lease rights are either terminated or expire.
     The changes in the allowance for advance mining royalties were as follows:

Balance as of December 31, 2003 and 2002	$—
Provision for non-recoupable advance mining royalties	758
Write-offs of advance mining royalties	(11)

Balance as of December 31, 2004	$747

     (k) Revenue Recognition
     The Company recognizes revenue on coal sales when title passes to the customer in accordance with the terms of the sales agreement. Revenue from domestic coal sales is recorded at the time of shipment or delivery to the customer, and the customer takes ownership and assumes risk of loss based on shipping terms. Revenue from international coal sales is recorded at the time coal is loaded onto the shipping vessel, when the customer takes ownership and assumes risk of loss. In the event that new contracts are negotiated with a customer and shipments commence before the old contract is complete, the Company recognizes as revenue the lower of the cumulative amount billed or an amount based on the weighted average price of the new and old contracts applied to the tons sold.

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
     Freight and handling costs paid to third-party carriers and invoiced to coal customers are recorded as freight and handling costs and freight and handling revenues, respectively.
     Other revenues generally consist of equipment and parts sales, equipment rebuild and maintenance services, coal handling and processing, trucking services for unrelated parties, royalties, commissions on coal trades, and rental income. These revenues are recognized in the period earned or when the service is completed.
     (l) Deferred Financing Costs
     In connection with obtaining financing, the Company incurred deferred financing costs totaling $10,525, $5,181, and $340 during the years ended December 31, 2004 and 2003, and the period from December 14, 2002 to December 31, 2002, respectively. These financing costs have been deferred and are included in other assets in the accompanying combined balance sheets. Also see note 12. These deferred financing costs are being amortized to interest expense over the life of the related indebtedness or credit facility. Amortization expense for the years ended December 31, 2004 and 2003, and the period from December 14, 2002 to December 31, 2002 totaled $4,474, $1,276, and $59, respectively. Due to the termination of a prior credit facility, amortization expense for the year ended December 31, 2004 includes a $2,819 write-off of deferred financing costs.
     (m) Virginia Coalfield Employment Enhancement Tax Credit
     For tax years 1996 through 2007, Virginia companies with an economic interest in coal earn tax credits based upon tons sold, seam thickness, and employment levels. The maximum credit earned equals $0.40 per ton for surface mined coal and $1.00 or $2.00 per ton for deep mined coal depending on seam thickness. Credits allowable are reduced from the maximum amounts if employment levels are not maintained from the previous year, and no credit is allowed for coal sold to Virginia utilities. Currently, the cash benefit of the credit is realized three years after being earned and either offsets taxes imposed by Virginia at 100% or is refundable by the state at 85% of the face value to the extent taxes are not owed. The Company records the present value of the portion of the credit that is refundable as a reduction of operating costs as it is earned. The Company records the portion of the credit that is allocated to Alpha NR Holding, Inc. as an other asset. The Company records the portion of the credit that is allocated to ANR Fund IX Holdings, L.P. and minority interest owners as noncash distributions.
     (n) Workers’ Compensation and Pneumoconiosis (Black Lung) Benefits
     Workers’ Compensation
     The Company is self-insured for workers’ compensation claims at certain of its operations in West Virginia. Workers’ compensation at all other locations in West Virginia is insured through the West Virginia state insurance program. Workers’ compensation claims at locations in all other states where the Company operates are covered by a third-party insurance provider.
     The liabilities for workers’ compensation claims that are self-insured are estimates of the ultimate losses incurred based on the Company’s experience, and include a provision for incurred but not reported losses. Adjustments to the probable ultimate liabilities are made annually based on an actuarial study and adjustments to the liability are recorded based on the results of this study.
     Black Lung Benefits
     The Company is required by federal and state statutes to provide benefits to employees for awards related to black lung. These claims are covered by a third-party insurance provider in all locations where the Company operates with the exception of West Virginia. The Company is self-insured for state black lung related claims at certain locations in West Virginia.
     The liabilities for state black lung related claims in West Virginia that are self-insured are estimates of the ultimate losses incurred based on the Company’s experience, and include a provision for incurred but not reported losses. Estimates of the liabilities are made annually based on an actuarial study and adjustments to the liability are recorded based on the results of this study.
     The Company did not assume any responsibility for workers’ compensation or black lung claims incurred by any of its subsidiaries prior to their acquisition. Also see note 20.

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
     (o) Postretirement Benefits Other Than Pensions
     The Company accounts for health care and life insurance benefits provided for current and certain retired employees and their dependents by accruing the cost of such benefits over the service lives of employees. Unrecognized actuarial gains and losses are amortized over the estimated average remaining service period for active employees and over the estimated average remaining life for retirees.
     (p) Equity Investments
     The accompanying combined financial statements include the accounts of the Company and its majority owned subsidiaries. Investments in unconsolidated subsidiaries representing ownership of at least 20% but less than 50% are accounted for under the equity method. Under the equity method of accounting, the Company’s proportionate share of the investment company’s income is included in the Company’s net income or loss with a corresponding increase or decrease in the carrying value of the investment.
     (q) Equity-Based Compensation Awards
     The Company accounts for equity-based compensation awards granted to employees in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Compensation cost for equity-based awards is recognized in an amount equal to the difference between the exercise price of the award and the fair value of the Company’s equity on the date of grant. In accordance with APB Opinion No. 25, the Company recognized compensation expense of $91 related to the period from the grant date on November 10, 2004 (see note 16(e)) to December 31, 2004 for equity-based awards that had an exercise price less than the fair value of the Company’s common shares on the grant date.
     The following table illustrates the effect on net income as if the Company had applied the fair value recognition provisions of SFAS No. 123 to equity-based employee compensation using the Black-Scholes option-pricing model for 2004:

For the Year Ended
December 31, 2004
Reported net income	$20,015
Add: Equity-based compensation expense included in reported net income, net of income taxes and minority interest	50
Deduct: Total equity-based compensation expense determined under fair-value based method, net of income taxes and minority interest	(72)

Pro forma net income	$19,993

     The Company had not granted equity-based awards prior to November 2004. The fair value of equity-based awards granted in November 2004 was estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions:

Expected life (years)	4.0
Expected volatility	38.0%
Risk-free interest rate	3.38%
Expected annual dividend	$0.10
     As described in note 16(e), the options granted in November 2004 to purchase units of ACM were automatically converted into options to purchase 596,985 shares of Alpha Natural Resources, Inc. common stock in connection with the Internal Restructuring on February 11, 2005. The weighted-average fair value of options granted in 2004 was $9.04 on an as converted basis.
     The effects on pro forma net income of expensing the estimated fair value of equity-based awards are not necessarily representative of the effects on reported net income for future periods due to such factors as the vesting periods of stock options and the potential issuance of additional awards in future years.
     (r) New Accounting Pronouncements
     In November 2004, the Financial Accounting Standards Board (the FASB) issued SFAS No. 151, Inventory Costs, which amends the guidance in Accounting Research Bulletin (ARB) No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
charges instead of inventory costs. The provisions of this pronouncement will be effective for inventory costs incurred during fiscal years ending after June 15, 2005. The Company is currently evaluating whether the adoption of SFAS No. 151 will have any material financial statement impact.
     In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which requires companies to expense the fair value of equity awards over the required service period. This Statement is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, which uses the intrinsic value method to value stock-based compensation. The effective date of SFAS No. 123(R) will be as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. There are various methods of adopting SFAS No. 123(R), and the Company has not yet determined what method it will use. The Company will adopt SFAS No. 123(R) effective July 1, 2005.
     In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions. This Statement’s amendments are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, SFAS No. 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. The provisions of this pronouncement will be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of SFAS No. 153 will have any material financial statement impact.
     (s) Use of Estimates
     The preparation of the combined financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the allowance for doubtful accounts; inventories; mineral reserves; allowance for non-recoupable advance mining royalties; asset retirement obligations; employee benefit liabilities; future cash flows associated with assets; useful lives for depreciation, depletion, and amortization; workers’ compensation and black lung claims; postretirement benefits other than pensions; income taxes; and fair value of financial instruments. Due to the subjective nature of these estimates, actual results could differ from those estimates.
     (t) Reclassifications
     Certain prior period amounts have been reclassified to conform to the current year presentation.
(3) Notes and Other Receivables
     Notes and other receivables consisted of the following:

	December 31,
	2004	2003
Notes receivable	$5,986	$577
Other receivables	4,849	4,165

Total notes and other receivables	$10,835	$4,742

     As part of a coal purchase agreement, the Company loaned an unrelated coal supplier $10,000 on June 10, 2004 at a variable interest rate to be repaid in installments over a two-year period beginning in August 2004. The loan is secured by the assets of the company and personally guaranteed by the company’s owner. As of December 31, 2004, $5,398 of the outstanding amount is included in current notes and other receivables and $3,083 is included in other assets.
(4) Inventories
     Inventories consisted of the following:

	December 31,
	2004	2003
Raw coal	$3,888	$4,710
Saleable coal	42,899	23,629
Materials and supplies	7,782	4,774

Total inventories	$54,569	$33,113

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
(5) Prepaid Expenses and Other Current Assets
     Prepaid expenses and other current assets consisted of the following:

	December 31,
	2004	2003
Prepaid insurance	$16,577	$15,643
Advance mining royalties	4,831	1,928
Refundable income taxes	2,798	—
Other prepaid expenses	4,709	1,685

Total prepaid expenses and other current assets	$28,915	$19,256

(6) Property, Plant, and Equipment
     Property, plant, and equipment consisted of the following:

	December 31,
	2004	2003
Land	$5,380	$4,514
Mineral rights	85,245	89,652
Plant and mining equipment	188,891	121,442
Vehicles	2,058	1,976
Mine development	11,205	2,333
Office equipment and software	7,264	5,865
Construction in progress	1,769	2,592

	301,812	228,374
Less accumulated depreciation, depletion, and amortization	83,848	30,227

Property, plant, and equipment, net	$217,964	$198,147

     As of December 31, 2004, the Company had commitments to purchase approximately $43,300 of new equipment, expected to be acquired at various dates through 2005.
     Depreciation expense was $50,679, $28,438, and $104 and depletion expense was $3,541, $2,396, and $45 for the years ended December 31, 2004 and 2003, and the period from December 14, 2002 to December 31, 2002, respectively.
(7) Goodwill
     The changes in the carrying amount of goodwill were as follows:

Balance as of December 31, 2002	$—
Acquisition of U.S. AMCI	17,121

Balance as of December 31, 2003	17,121
2004 Adjustments	1,520

Balance as of December 31, 2004	$18,641

     The carrying amount of goodwill was increased by $1,520 during the year ended December 31, 2004 due to the final settlement of the amount of working capital acquired in the U.S. AMCI acquisition. See note 20.
(8) Other Intangibles
     Other intangible assets consisted of the following:

	Estimated	December 31,
	Remaining Life	2004	2003
Sales contracts	3 years	$3,248	$3,937
Noncompete agreements	2 years	250	200
Other	—	—	13

		3,498	4,150
Less accumulated amortization		2,343	1,254

Total other intangibles, net		$1,155	$2,896

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
     As of December 31, 2004, aggregate annual future amortization expense associated with other intangible assets was as follows:

Years ending December 31:
2005	$581
2006	436
2007	138

Total	$1,155

     Total amortization expense recognized on intangible assets was $1,792, $5,220, and $125 for the years ended December 31, 2004 and 2003, and the period from December 14, 2002 to December 31, 2002, respectively.
(9) Other Assets
     Other assets consisted of the following:

	December 31,
	2004	2003
Advance mining royalties, net	$8,841	$9,638
Deferred loan costs, net	10,237	3,460
Deferred common stock offering costs	3,665	—
Notes receivable	3,451	—
Investment in terminaling facility	1,005	1,005
Investment in Excelven Pty Ltd	4,500	—
Virginia tax credit receivable	4,806	2,434
Other	321	1,814

Total other assets	$36,826	$18,351

(10) Note Payable
     At December 31, 2004 and 2003, the Company has a note payable that financed certain insurance premiums in the amount of $15,228 and $14,425, respectively. Interest and principal are due in monthly installments, with interest at the rate of 4.39% and 3.55% for 2004 and 2003, respectively, with the final payment due November 13, 2005. The insurance policies financed include workers’ compensation, black lung, and property and liability coverages.
(11) Accrued Expenses and Other Current Liabilities
     Accrued expenses and other current liabilities consisted of the following:

	December 31,
	2004	2003
Wages and employee benefits	$20,201	$12,770
Current portion of asset retirement obligation	6,691	7,820
Taxes other than income taxes	6,136	6,243
Freight	12,376	1,974
Contractor escrow	1,615	1,499
Deferred gains on sales of property interests	808	355
Deferred revenues	1,086	—
Current portion of self-insured workers’ compensation benefits	1,612	450
Workers’ compensation insurance premium payable	3,567	773
Interest payable	1,632	210
Additional consideration on acquisition	5,000	—
Accrued stock offering costs	2,010	—
Other	5,549	3,048

Total accrued expenses and other current liabilities	$68,283	$35,142

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
(12) Long-Term Debt
     Long-term debt consisted of the following:

	December 31,
	2004	2003
10% Senior notes due 2012	$175,000	$—
Revolving credit facility	8,000	10,000
Variable rate term loan	—	45,000
Seller financing (El Paso CGP Company)	—	8,000
8.75% term notes	—	4,664
Variable rate term notes	1,466	2,679
Capital lease obligation	1,995	—
Other	16	196

Total long-term debt	186,477	70,539
Less current portion	1,693	13,329

Long-term debt, net of current portion	$184,784	$57,210

     On May 18, 2004, Alpha and its wholly-owned subsidiary, Alpha Natural Resources Capital Corp., issued $175,000 of 10% senior notes due June 2012 in a private placement offering under Rule 144A of the Securities Act of 1933, as amended, resulting in net proceeds of approximately $171,500 after fees and other offering costs. The senior notes are unsecured but are guaranteed fully and unconditionally on a joint and several basis by all of Alpha’s wholly-owned domestic restricted subsidiaries. Interest is payable semi-annually in June and December. Additional interest on the senior notes is payable in certain circumstances if a registration statement with respect to an offer to exchange the notes for a new issue of equivalent notes registered under the Securities Act has not been declared effective on or prior to February 14, 2005 (270 days after the notes were issued), or if the offer to exchange the notes is not consummated within 30 business days after February 14, 2005. The amount of this additional interest is equal to 0.25% of the principal amount of the notes per annum during the first 90-day period after a failure to have the registration statement declared effective or consummate the exchange offer, and it will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until the registration statement has been declared effective and the exchange offer has been consummated, up to a maximum amount of additional interest of 1.0% per annum.
     On May 28, 2004, Alpha entered into a new revolving credit facility with a group of lending institutions led by Citicorp North America, Inc., as administrative agent (Citicorp Credit Facility). The Citicorp Credit Facility, as amended, provides for a revolving line of credit of up to $125,000 and a funded letter of credit facility of up to $50,000. As of December 31, 2004, the Company had $8,000 principal amount in borrowings outstanding under the revolving line of credit and $2,991 in letters of credit outstanding, leaving $114,009 available for borrowing. As of December 31, 2004, the funded letter of credit facility was fully utilized at $50,000 at an annual fee of 3.1% of the outstanding amount. Amounts drawn under the revolver bear interest at a variable rate based upon either the prime rate or a London Interbank Offered Rate (LIBOR), in each case plus a spread that is dependent on our leverage ratio. The interest rate applicable to our borrowings under the revolver was 7.0% as of December 31, 2004. The principal balance of the revolving credit note is due in May 2009. ANR Holdings and each of the subsidiaries of Alpha have guaranteed Alpha’s obligations under the revolving credit facility. The obligations of Alpha, ANR Holdings and Alpha’s subsidiaries under the Citicorp Credit Facility are collateralized by all of the assets of Alpha, ANR Holdings and Alpha’s subsidiaries. The Citicorp Credit Facility contains various affirmative and negative covenants which, among others, establish net worth, interest coverage and leverage ratio requirements. The Company must pay an annual commitment fee up to a maximum of 1/2 of 1% of the unused portion of the commitment. The Company was in compliance with its debt covenants under the Citicorp Credit Facility as of December 31, 2004.
     Prior to May 28, 2004, the Company had a term loan and revolving credit facility with a group of lending institutions led by PNC Bank (PNC). As of December 31, 2003, $45,000 principal amount was outstanding under the term loan. The term note had a variable interest rate (4.39% at December 31, 2003) and was payable in quarterly principal installments of $2,250 plus interest, with a final balloon payment due March 11, 2006. The PNC credit facility provided for a revolving line of credit of up to $75,000. As of December 31, 2003, $10,000 principal amount and letters of credit totaling $24,014 were outstanding. Amounts drawn under the revolver had a variable interest rate (3.92% at December 31, 2003). The principal balance of the revolving credit note was due March 11, 2006. ANR Holdings and each of the subsidiaries of the Company had guaranteed Alpha’s obligations under the credit facility. The Company paid an annual commitment fee of 1/2 of 1% of the unused portion of the commitment. The PNC term loan and credit facility were paid in full on May 28, 2004.

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
     In conjunction with the purchase of Coastal Coal Company, LLC, the Company issued a note payable to El Paso CGP on January 31, 2003. The balance of the note at December 31, 2003 was $8,000. The note had a fixed interest rate of 14% and was due on March 11, 2009. This note was paid in full in May 2004.
     In conjunction with the purchase of the U.S. coal production and marketing operations of AMCI (U.S. AMCI) on March 11, 2003, the Company assumed term notes payable to Komatsu Financial LP. The balance of the notes at December 31, 2003, was $3,719. The notes had fixed interest rates with a weighted average of 8.75% at December 31, 2003, and were payable in monthly installments ranging from $4 to $24, through August 1, 2006. These notes were paid in full in May 2004.
     The Company has term notes payable to The CIT Group Equipment Financing, Inc. in the amount of $1,466 at December 31, 2004 and $2,679 at December 31, 2003. The term notes bear interest at variable rates with a rate of 5.71% at December 31, 2004 and a weighted average rate of 4.84% at December 31, 2003 and are payable in monthly installments ranging from $34 to $64, through April 2, 2006.
     In conjunction with the purchase of U.S. AMCI, the Company assumed term notes payable to the Caterpillar Financial Services Corporation. The balance of the notes at December 31, 2003, was $945. The notes had a fixed interest rate of 8.75% and were payable in monthly installments ranging from $9 to $25, through October 5, 2004. These notes were paid in full in May 2004.
     The Company issued notes payable to Pittston Coal Company for the purchase of certain assets of that company on December 13, 2002. The balance of the notes at December 31, 2002, was $25,743. In 2003, the notes were paid in full.
     The Company entered into a capital lease for equipment in conjunction with the purchase of substantially all of the assets of Moravian Run Reclamation Co., Inc. on April 1, 2004. The lease has a term of sixty months with monthly payments ranging from $20 to $60 with a final balloon payment of $180 in March 2009. The effective interest rate on the capital lease is approximately 12.15%. The capitalized cost of the leased property was $1,995 at December 31, 2004. Accumulated amortization was $378 at December 31, 2004. Amortization expense on capital leases is included with depreciation expense.
     The Company’s long-term debt is collateralized by substantially all assets of the Company.
     Future maturities of long-term debt, including capital lease obligations, are as follows as of December 31, 2004:

Year ending December 31:
2005	$1,693
2006	736
2007	500
2008	316
2009	8,232
Thereafter	175,000

Total long-term debt	$186,477

     Following is a schedule of future minimum lease payments under capital lease obligations together with the present value of the net minimum lease payments as of December 31, 2004:

Year ending December 31:
2005	$720
2006	600
2007	600
2008	360
2009	240

Total future minimum lease payments	2,520
Less amount representing interest	(525)

Present value of future minimum lease payments	1,995
Less current portion	(505)

Long-term capital lease obligation	$1,490

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
(13) Asset Retirement Obligation
     At December 31, 2004 and 2003, the Company has recorded asset retirement obligation accruals for mine reclamation and closure costs totaling $39,579 and $40,427, respectively. The portion of the costs expected to be incurred within a year in the amount of $6,691 and $7,820, at December 31, 2004 and 2003, respectively, is included in accrued expenses and other current liabilities. These regulatory obligations are secured by surety bonds in the amount of $91,394 at December 31, 2004 and $84,512 at December 31, 2003. Changes in the reclamation obligation were as follows:

Pittston Coal Company acquisition	$15,050
Accretion for 2002	57

Total asset retirement obligation at December 31, 2002	15,107
Coastal Coal Company, LLC acquisition	12,861
U.S. AMCI acquisition	8,768
Mears Enterprises, Inc. acquisition	2,079
Accretion for 2003	2,699
Sites added in 2003	1,165
Expenditures in 2003	(2,252)

Total asset retirement obligation at December 31, 2003	40,427
Accretion for 2004	3,301
2004 acquisitions	1,189
Sites added in 2004	3,657
Revisions in estimated cash flows	(5,689)
Expenditures in 2004	(3,306)

Total asset retirement obligation at December 31, 2004	$39,579

(14) Deferred Gains on Sales of Property Interests
     In February 2003, the Company sold an overriding royalty interest in certain mining properties for $11,850. The gain on this transaction in the amount of $850 was deferred and is being amortized over the associated remaining term of the mineral lease. This property interest was acquired from El Paso CGP Company in the acquisition of the Coastal Coal properties.
     In April 2003, the Company sold mineral properties for $53,625 in a sale/leaseback transaction. These properties had originally been acquired from Pittston Coal Company. The estimated gain on this transaction in the amount of $7,057 was deferred and is being amortized over the ten-year term of the lease. Also see note 20.
     The Company recognized $959 and $618 of the above deferred gains for the years ended December 31, 2004 and 2003, respectively. In addition, for the year ended December 31, 2004, the deferred gain was increased by $3,514 for revisions in estimated cash flows underlying the asset retirement obligation relating to the mineral properties which had been sold, increased by $1,480 for revisions in the estimated contract reclamation liability assumed in conjunction with the acquisition of the Virginia coal operations of Pittston Coal Company, and decreased by $5,000 relating to the accrual of additional consideration for the acquisition of the Virginia coal operations of Pittston Coal Company.
(15) Fair Value of Financial Instruments
     The estimated fair values of financial instruments under SFAS No. 107, Disclosures About Fair Value of Financial Instruments, are determined based on relevant market information. These estimates involve uncertainty and cannot be determined with precision. The following methods and assumptions are used to estimate the fair value of each class of financial instrument.
     Cash and Cash Equivalents, Trade Accounts Receivables, Note Payable, Bank Overdraft, Trade Accounts Payable, and Other Current Liabilities: The carrying amounts approximate fair value due to the short maturity of these instruments.
     Notes Receivable: The fair value approximates the carrying value as the rates associated with the receivables are comparable to current market rates.
     Long-term Debt: The fair value of the 10% Senior notes is based on the trading price of the notes. The fair value of debt with variable interest rates is equal to the principal amount of the notes since the interest rates are reset periodically. The fair value of other

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
long-term debt is based on the current market rate of interest offered to the Company for debt of similar maturities. The estimated fair values of long-term debt were as follows:

	December 31,
	2004	2003
10% Senior notes	$209,970	$—
Variable rate term loan	—	45,000
Revolving credit facility	8,000	10,000
8.75% term notes	—	4,725
Variable rate term notes	1,466	2,679
Seller financing	—	10,100
Capital lease obligation	2,196	—
Other	16	196

Total long-term debt	$221,648	$72,700

(16) Employee Benefit Plans
     The Company
     (a) Postretirement Benefits Other Than Pensions
     Three of the Company’s subsidiaries assumed collective bargaining agreements as part of two acquisitions that require these subsidiaries to provide postretirement medical benefits to certain employees who retire after the acquisition closing dates. In each case, however, The Brink’s Company and AMCI, as sellers, have retained the obligation to provide postretirement medical benefits to employees who retired prior to the acquisition closing dates (December 13, 2002 and March 11, 2003, respectively) and to employees who were not retained by these subsidiaries. In addition, The Brink’s Company retained the obligation to provide postretirement medical benefits to a significant number of the employees who have worked for the Company after the acquisition closing, namely, those employees who met the eligibility criteria by December 31, 2003, even if the employees will not retire until sometime in the future. These plans are unfunded and the measurement date is December 31 of each year.
     Effective July 1, 2004, the Company adopted a plan offering postretirement medical benefits to active union-free employees that will provide a credit of $20 per month per year of service for pre-65 year old and $9 per month per year of service for post-65 year old retirees toward the purchase of medical benefits (as defined) from the Company. The adoption of this new plan resulted in prior service cost of $27,122 which will be amortized over the remaining service of the union-free employees.
     The components of the change in accumulated benefit obligations of the plans for postretirement benefits other than pensions were as follows:

			Period from
			December 14,
			2002 to
	Year Ended December 31,		December 31,
	2004	2003	2002
Change in benefit obligation:
Accumulated benefit obligation-beginning of period:	$11,532	$5,951	$—
Service cost	2,266	656	19
Interest cost	1,375	580	17
Actuarial (gain) or loss	1,526	(15)	—
Benefits paid	(38)	—	—
Prior service cost	27,122	—	—
Postretirement benefits assumed in acquisitions	—	3,475	5,915
Change due to discount rate assumption	—	885	—

Accumulated benefit obligation-end of period	$43,783	$11,532	$5,951

Funded status	$(43,783)	$(11,532)	$(5,951)
Unrecognized prior service cost	25,725	—	—
Unrecognized net actuarial loss	2,421	870	—

Accrued postretirement medical benefits	$(15,637)	$(10,662)	$(5,951)

     The following table details the components of the net periodic benefit cost for postretirement benefits other than pensions:

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)

			Period from
			December 14,
	Year Ended		2002 to
	December 31,		December 31,
	2004	2003	2002
Service cost	$2,266	$656	$19
Interest cost	1,375	580	17
Amortization of net (gain) or loss	(24)	—	—
Amortization of prior service cost	1,396	—	—

Net periodic benefit cost	$5,013	$1,236	$36

     The discount rates used in determining the benefit obligations as of December 31, 2004, 2003 and 2002 were 5.75%, 6.25%, and 6.75%, respectively. The discount rates used in determining net periodic postretirement benefit cost were 6.25%, 6.75% and 6.75% for the years ended December 31, 2004 and 2003, and period from December 14, 2002 to December 31, 2002, respectively.
     The weighted average annual rate of increase in the per capita cost of covered benefits (i.e., health care trend rate) for medical benefits assumed is 12% for 2004, decreasing to 5% in 2010 and thereafter.
     Assumed health care trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care trend rates would have the following effects as of and for the year ended December 31, 2004:

	One	One
	Percentage	Percentage
	Point	Point
	Increase	Decrease
Effect on accumulated postretirement benefit obligation	$2,626	$(1,964)
Effect on total service and interest cost components	301	(235)
     Employer contributions for benefits paid for the year ended December 31, 2004 were $38. Employee contributions are not expected to be made and the plan is unfunded.
     Estimated future benefit payments reflecting expected future service for the fiscal years ending after December 31, 2004 are as follows:

Year ending December 31:
2005	$39
2006	67
2007	126
2008	388
2009	690
2010-2014	9,709

Total	$11,019

     On December 8, 2003, the President of the United States signed into law the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“the Act”). The Act introduces a prescription drug benefit under Medicare (“Medicare Part D”) as well as a federal subsidy to sponsors of retiree heath care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D.
     At December 31, 2003, in accordance with FASB Staff Position No. FAS 106-1, Accounting and Disclosure Requirements related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“FSP 106-1”), the Company elected to defer recognition of the effects of the Act in any measures of the benefit obligation or cost.
     In May 2004, the FASB issued further guidance with the release of FASB Staff Position No. FAS 106-2, Accounting and Disclosure Requirements related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“FSP 106-2”). The Company has reflected the estimated impact of the Act as a $629 reduction in the present value of the accumulated postretirement benefit obligation as of January 1, 2004 and a $113 reduction in the net periodic service cost for the year ended December 31, 2004.

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
     (b) Savings Plan
     The Company sponsors a 401(k) Savings-Investment Plan to assist its eligible employees in providing for retirement. The Company contributes 3% of compensation, as defined, for every employee who is eligible to participate in the plan. Participants also receive a 50% matching contribution from the Company of up to 4% of their total compensation, as defined. The effective date of the plan was February 1, 2003. Total Company contributions for the years ended December 31, 2004 and 2003, were $5,086, and $3,505, respectively.
     (c) Self-Insured Medical Plan
     The Company is self-insured for health insurance coverage provided for all of its employees. During the years ended December 31, 2004 and 2003, and the period from December 14, 2002 to December 31, 2002, total claims expense of $18,094, $12,313, and $355, respectively, was incurred, which represents claims processed and an estimate for claims incurred but not reported.
     (d) Multi-Employer Pension Plan
     Three of the Company’s subsidiaries assumed collective bargaining agreements as part of two acquisitions that require them to participate in the United Mine Workers of America (UMWA) 1950 and 1974 pension plans. These plans are multi-employer pension plans whereby the expense is based upon defined contribution rates. There was no expense under these plans for the years ended December 31, 2004 and 2003, or for the period from December 14, 2002 to December 31, 2002 as no contributions were required.
     Two of the three subsidiaries referenced above are required to make contributions to the 1993 UMWA Benefit Plan of fifty cents per signatory hour worked. The contributions that the Company made to this plan for the years ended December 31, 2004 and 2003 were $31 and $29, respectively.
     (e) Equity-Based Compensation Awards
     In November 2004, ACM adopted the Alpha Coal Management LLC 2004 Long-Term Incentive Plan (the “Alpha Coal Management Long-Term Incentive Plan”) to provide equity-based incentive compensation to those key employees and others who make significant contributions to the strategic and long-term performance objectives and growth of the Company. On November 10, 2004, ACM granted options to purchase 800,000 units of ACM to 22 members of the Company’s management team under the Alpha Coal Management Long-Term Incentive Plan. These options vest over a period of five years (with accelerated vesting upon a change of control) and have a term of ten years. In connection with this grant of options, ACM entered into a letter agreement with ANR Holdings pursuant to which ANR Holdings agreed to issue to ACM additional membership interests representing sharing ratios in the aggregate amount equal to 1% of the outstanding membership interests upon exercise of awards granted by ACM under the Alpha Coal Management Long-Term Incentive Plan. In connection with the Internal Restructuring on February 11, 2005, this plan was amended and restated, the outstanding options to purchase units of ACM were automatically converted into options to purchase shares of Alpha Natural Resources, Inc. common stock and Alpha Natural Resources, Inc. assumed the obligations of ACM pursuant to this plan. After the Internal Restructuring, there are outstanding under the plan options to purchase an aggregate of 596,985 shares of common stock (the maximum number of shares currently available for awards under the plan) at an exercise price of $12.73 per share. No additional options or awards will be granted under the plan.
     In connection with the Internal Restructuring, Alpha Natural Resources, Inc. adopted, and its stockholders approved, the Alpha Natural Resources, Inc. Long-Term Incentive Plan (the “Long-Term Incentive Plan”). The principal purpose of the Long-Term Incentive Plan is to attract, motivate, reward and retain selected employees, consultants and directors through the granting of stock-based compensation awards. The Long-Term Incentive Plan provides for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards, dividend equivalents, performance-based awards and other stock-based awards.
     The total number of shares of Alpha Natural Resources, Inc. common stock initially available for issuance or delivery under the Long-Term Incentive Plan is 3,338,841 shares, and the maximum number of shares that may be subject to awards made to any one plan participant in any fiscal year will be 2,000,000 shares. Subsequent to December 31, 2004, Alpha Natural Resources, Inc. granted certain of its executive officers, directors and key employees options to purchase an aggregate of 692,905 shares of Alpha Natural Resources, Inc. common stock at the initial public offering price at the time of the initial public offering. The number of shares of Alpha Natural Resources, Inc. common stock issued or reserved pursuant to the Long-Term Incentive Plan is subject, at the discretion

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
of the board of directors (or the committee if so empowered), to adjustment as a result of stock splits, stock dividends and similar changes in Alpha Natural Resources, Inc. common stock.
     Predecessor
     The Company did not assume the Predecessor’s obligations under the following employee benefit plans:
     (a) Pension Plans
     The Combined Virginia Entity’s union-free employees who met certain eligibility requirements participated in The Brink’s Company’s noncontributory defined benefit pension plans (the Brink’s Plans). Benefits under the Brink’s Plans were based on salary (including commissions, bonuses, overtime, and premium pay) and years of service.
     For the purpose of preparing the Predecessor’s combined financial statements, the Combined Virginia Entity’s projected benefit obligation at December 13, 2002 relating to its participation in the Brink’s Plans was actuarially estimated based on data, such as years of service, salary, and age, for employees of companies included in the Combined Virginia Entity.
     The fair value of plan assets and unrecognized experience loss and prior service cost were allocated to the Combined Virginia Entity as of December 13, 2002 based on the Combined Virginia Entity’s pro rata share of The Brink’s Company’s projected benefit obligation. The Brink’s Company’s policy was to fund at least the minimum actuarially determined amounts necessary in accordance with applicable regulations.
     The net pension credit for the period from January 1, 2002 to December 13, 2002 for all plans was as follows:

Period from
January 1,
2002 to
December 13,
2002
Service cost	$2,504
Interest cost on Projected Benefit Obligation (PBO)	8,547
Return on assets — expected	(12,617)
Other amortization, net	638

Net pension credit	$(928)

     The assumptions used in determining the net pension credit and funded status for the Combined Virginia Entity’s pension plans were as follows:

Period from
January 1,
2002 to
December 13,
2002
Discount rate-expense	7.25%
Discount rate-funded status	6.75%
Expected long-term rate of return on assets (expense)	10.00%
Expected long-term rate of return on assets (funded status)	8.75%
Average rate of increase in salaries (expense and funded status)(1)	4.00%

(1)	Salary scale assumptions varied by age and approximated 4% per annum.

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
     Reconciliations of the PBO, plan assets, funded status, and prepaid pension asset at December 13, 2002 for the Combined Virginia Entity’s pension plans was as follows:

Period from
January 1,
2002 to
December 13,
2002
PBO at beginning of period	$121,760
Service cost	2,504
Interest cost	8,547
Benefits paid	(7,735)
Actuarial loss	2,679

PBO at end of period	$127,755

Fair value of plan assets at beginning of period	$111,438
Return on assets — actual	(11,780)
Employer contributions	3,294
Benefits paid	(7,735)

Fair value of plan assets at end of period	$95,217

Funded status	$(32,538)
Unrecognized experience loss	59,329

Net prepaid pension assets	26,791
Noncurrent pension liability	1,319

Prepaid pension asset	$28,110

     The Combined Virginia Entity participated in the United Mine Workers of America (UMWA) 1950 and 1974 pension plans at defined contribution rates. There was no expense under these plans in 2002 as no contribution was required. A multi-employer pension plan withdrawal liability related to these plans of $28,424 was accrued as of December 13, 2002 by the Virginia Combined Entity associated with The Brink’s Company’s planned exit from the coal business. The estimate was based on the most recent actuarial estimate of liability for a withdrawal occurring in the plan year ending June 30, 2002. The withdrawal liability and any subsequent changes in the liability are the responsibility of The Brink’s Company.
     (b) Savings Plan
     The Brink’s Company sponsored a 401(k) Savings-Investment Plan to assist its eligible U.S. employees in providing for retirement. Employee contributions were matched at rates of between 50% to 100% up to 5% of compensation (subject to certain limitations). Contribution expense for the Combined Virginia Entity under the plan aggregated $493 for the period from January 1, 2002 to December 13, 2002.
     (c) Postretirement Benefits Other Than Pensions
     The Brink’s Company provided certain postretirement health care and life insurance benefits for eligible active and retired employees in the U.S., including those employed by the Combined Virginia Entity (The Brink’s Company sponsored plans). The Brink’s Company also provided benefits to certain eligible employees of the Combined Virginia Entity as required by the Health Benefit Act, discussed below.
     The Brink’s Company Sponsored Plans. For the purpose of preparing the combined financial statements of the Combined Virginia Entity, the unrecognized experience loss was allocated to the Combined Virginia Entity based on a pro rata share of The Brink’s Company’s Accumulated Postretirement Benefit Obligation (APBO) as of December 13, 2002. For the period from January 1, 2002 to December 13, 2002, the components of net periodic postretirement expense related to The Brink’s Company sponsored plans for postretirement benefits were as follows:

Period from
January 1,
2002 to
December 13,
2002
Service cost	$540
Interest cost on APBO	14,888
Amortization of loss	4,413

Net periodic postretirement benefit expense	$19,841

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
     Reconciliations of the APBO, funded status, and accrued postretirement benefit cost for the Combined Virginia Entity’s share of The Brink’s Company sponsored plans at December 13, 2002 are as follows:

Period from
January 1,
2002 to
December 13,
2002
APBO at beginning of period	$211,974
Service cost	540
Interest cost	14,888
Benefits paid	(13,132)
Actuarial loss	13,103

APBO and funded status at end of period	227,373
Unrecognized experience loss	(95,542)

Accrued postretirement benefit cost at end of period	$131,831

     The APBO was determined using the unit credit method and an assumed discount rate of 6.75% in 2002. For The Brink’s Company sponsored plans, the assumed health care cost trend rate used in 2002 was 10% for 2003, declining 1% per year to 5% in 2008 and thereafter. The assumed Medicare cost trend rate used in 2002 was 5%.
     A one percentage point increase (decrease) each year in the assumed health care cost trend rate used for 2002 would increase (decrease) the aggregate service and interest components of expense for 2002, and increase (decrease) the APBO of Company-sponsored plans at December 13, 2002 as follows:

	Effect of 1% Change in
	Health Care Trend Rates
	Increase	Decrease
Effect on total service and interest cost components	$1,909	$(1,582)
Effect on APBO	27,652	(22,916)
     Health Benefit Act. In October 1992, the Coal Industry Retiree Health Benefit Act (the Health Benefit Act) was enacted as part of the Energy Policy Act of 1992. The Health Benefit Act established rules for the payment of future health care benefits for thousands of retired union mine workers and their dependents. The Health Benefit Act established a trust fund to which “signatory operators” and “related persons”, including The Brink’s Company and certain of its subsidiaries, including some of the subsidiaries included in the Combined Virginia Entity, are jointly and severally liable to pay annual premiums for assigned beneficiaries, together with a pro rata share for certain beneficiaries who never worked for such employers (unassigned beneficiaries) in amounts determined on the basis set forth in the Health Benefit Act. In October 1993 and at various times in subsequent years, The Brink’s Company received notices from the Social Security Administration (the SSA) with regard to the assigned beneficiaries for which The Brink’s Company was responsible under the Health Benefit Act. In addition, the Health Benefit Act requires The Brink’s Company to fund, pro rata according to the total number of assigned beneficiaries, a portion of the health benefits for unassigned beneficiaries. At this time, the funding for such health benefits is being provided from another source; however, the statutory authorization to obtain such funds is currently expected to cease by 2005. In the determination of The Brink’s Company’s ultimate obligation under the Health Benefit Act, such funding has been taken into consideration.
     The Combined Virginia Entity accounted for their obligations under the Health Benefit Act as participants in a multi-employer benefit plan, as provided by Emerging Issues Task Force (EITF) No. 92-13, Accounting for Estimated Payments in Connection with the Coal Industry Retiree Health Benefit Act of 1992, and thus, recognized the annual cost of these obligations on a pay-as-you-go basis. For the period from January 1, 2002 to December 13, 2002, the Combined Virginia Entity’s pro rata allocated portion of the annual premiums were $1,302. The Company has no liability under this act.
     Black Lung. The Combined Virginia Entity was self-insured with respect to substantially all black lung (pneumoconiosis) benefits. Provision was made for estimated benefits based on annual reports prepared by independent actuaries. Unamortized losses were amortized over the average remaining life expectancy of participants (approximately 10 years). Assumptions used in the calculation of the actuarial present value of black lung benefits were based on actual retirement experience of the Combined Virginia Entity’s employees, black lung claims incidence, actual dependent information, industry turnover rates, actual medical and legal cost

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
experience, and projected inflation rates. The amount of expense incurred by the Combined Virginia Entity for black lung benefits was $3,428 for the period from January 1, 2002 to December 13, 2002.
(17) Workers’ Compensation Benefits
     The Company’s operations generally are fully insured for workers’ compensation and black lung claims. Insurance premium expense for the years ended December 31, 2004 and 2003 was $16,192 and $15,984, respectively. A portion of the West Virginia operations of the Company are self-insured for workers’ compensation and state black lung claims. The liability for these claims is an estimate of the ultimate losses to be incurred on such claims based on the Company’s experience and published industry data. Adjustments to the probable ultimate liability are made annually based on an actuarial valuation and are included in operations as they are determined. The obligations incurred prior to January 31, 2003 are currently secured by surety bonds of El Paso Corporation, an unrelated entity. Also see note 23.
     The liability for self-insured workers compensation benefits at December 31, 2004 and 2003 was $6,290 and $2,110, respectively, including a current portion of $1,612 and $450, respectively. Workers’ compensation expense for the years ended December 31, 2004 and 2003 was $7,697 and $4,464, respectively, including fees paid to the State of West Virginia to be self-insured. The Company is required to post bonds in the amount of $2,288 with the state of West Virginia to secure estimated self-insured liabilities for the period from February 1, 2003 through June 30, 2004. The state of West Virginia allows the self-insured companies to post these bonds in installments to be fully secured by June 30, 2006. The Company posted a bond of $727 as the first installment for the year ended December 31, 2004.
(18) Related Party Transactions
     Company
     As of December 31, 2002, the Company had notes payable in the amount of $23,953 payable to a related party. These notes along with other notes in the amount of $20,047 were converted to contributed capital of the Company in 2003. The Company incurred interest expense on the related party notes of $2,625 and $144 during the year ended December 31, 2003 and the period from December 14, 2002 to December 31, 2002, respectively.
     In conjunction with the purchase of U.S. AMCI from the AMCI Parties, the Company paid $35,000 for the working capital of U.S. AMCI, as defined in the contribution agreement, subject to an audit. As of December 31, 2003, the net working capital acquired was estimated to be $31,569 and the difference of $3,431 was recorded as a receivable. In September 2004, ANR Holdings, First Reserve and the AMCI Parties agreed that the net working capital actually acquired was $34,070, and the AMCI Parties paid the difference of $930 to the Company. The parties further agreed that the AMCI Parties would be entitled to any refund of, and obligated to make any payment of, all federal black lung excise taxes of the companies contributed by the AMCI Parties to ANR Holdings, but only insofar as the taxes related to pre-closing or straddle periods ending on or prior to the closing date of the U.S. AMCI acquisition. As a result, $981 of the previously recorded receivable from AMCI was reclassified to offset a federal black lung excise tax accrued liability included in the net working capital acquired. The remaining $1,520 was recorded as an increase to goodwill.
     The Company records rent on its Latrobe, Pennsylvania operating facility from a related party. Total rent expense was $144 and $114 as of and for the years ended December 31, 2004 and 2003, respectively. The amount of accrued rent payable to the related party at December 31, 2004 and 2003 was $258 and $114, respectively.
     In conjunction with the acquisition of U.S. AMCI, ANR Holdings entered into an agreement with entities affiliated with AMCI that requires the AMCI parties to pay reclamation and other obligations of one of the former U.S. AMCI entities acquired by the Company (Solomons Mining Company). In April 2004, the Company entered into an arrangement with the former owners of U.S. AMCI (the “AMCI Parties”) to purchase 350 tons of coal from a third-party at a price of $54.50 per ton at various times from April 2004 through November 2005. An amount of $34.50 will be paid to the producer of that coal, $12.00 per ton is payable to the AMCI Parties and $8.00 per ton is retained by the Company to fund the remaining reclamation obligation of Solomons Mining Company. As of December 31, 2004, the Company has retained an aggregate of $1,778 under this arrangement. After the Company has retained $2,300, the $8.00 per ton will thereafter be paid to the U.S. AMCI parties.
     In connection with our acquisition of Coastal Coal Company, we acquired an overriding royalty interest in certain properties located in Virginia and West Virginia owned by El Paso CPG Company for $11,000 in cash. Effective February 1, 2003, the Company sold the overriding royalty interest to affiliates of Natural Resource Partners, L.P. (NRP) for $11,850 in cash. Effective April 1, 2003,

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
the Company also sold substantially all of its fee-owned Virginia mineral properties to NRP for $53,625 in cash in a sale/leaseback transaction. Based on the aggregate of $20,219 and $16,028 that the Company paid to NRP in lease, royalty and property tax reimbursement payments for the years ended December 31, 2004 and 2003, respectively, NRP is our largest landlord. As of December 31, 2004 and 2003, the Company had $1,430 and $1,290, respectively, in accounts payable to NRP. In an unrelated transaction in December 2003, a member of the ANR Holdings and Alpha Natural Resources, Inc. board of directors was appointed as a member of the board of directors of GP Natural Resource Partners, LLC, the general partner of NRP, and First Reserve became a substantial equity owner of NRP. The Company believes the production and minimum royalty rates contained in leases with NRP are consistent with current market royalty rates.
     One of Alpha Natural Resources, LLC’s Executive Vice Presidents is a 50% owner of Robindale Energy Services, Inc. (and its subsidiary) (“Robindale”). Robindale is engaged in the business of waste coal sales and related businesses in Pennsylvania. From time to time, Robindale has sold and purchased coal and related products to the operations of our AMFIRE regional business unit in Pennsylvania. For the years ended December 31, 2004 and 2003, our subsidiaries Alpha Coal Sales and AMFIRE Mining Company, LLC had purchases of $799 and $172, respectively, from Robindale for trucking services and waste coal. For the year ended December 31, 2004, the Company had sales of $206 to Robindale. The outstanding payable to and receivable from Robindale were $42 and $6, respectively, as of December 31, 2004. The Company has agreed that our Executive Vice President’s continued relationship with Robindale will not cause a breach of his employment agreement with us, and he has agreed that he will not participate in any decisions to enter into any transactions that might be proposed between Robindale and Alpha.
     In April 2004, we entered into a coal sales arrangement with AMCI Metall & Kohle AG to sell 750 metric tons through March 2005. Two of the ANR Holdings and Alpha Natural Resources, Inc. board members hold ownership in AMCI Metall & Kohle AG. For the year ended December 31, 2004, total sales of $46,315 have been recorded under this contract. The receivable balance due from AMCI Metall & Kohle AG was $7,121 at December 31, 2004. The Company also had total sales of $14,872 for the year ended December 31, 2004 to AMCI Australia Pty Ltd., an entity owned by two of the Company’s board members. The Company purchased coal in the amount of $1,658 under various short-term purchase orders and recorded sales of $248 during the year ended December 31, 2004 to XCoal Energy and Resources, an entity in which two members of Alpha’s board of directors each own more than a 10% equity interest. The Company had an outstanding payable amount of $4 as of December 31, 2004 due to XCoal Energy and Resources. In addition, American Metals and Coal International, Inc., an entity owned by two of the Company’s board members, facilitated a $5,202 coal sales transaction with an international buyer for no compensation or commission. For the year ended December 31, 2003 the Company recorded sales in the amount of $5,859 and purchases in the amount of $8,983 with affiliates of the AMCI Parties. The outstanding payable amount due to AMCI affiliates was $998 at December 31, 2003.
     One of the Company’s subsidiaries purchased $4,799 of coal in the ordinary course of our business from subsidiaries of Foundation Coal Holdings, Inc. (“Foundation”). The balance payable as of December 31, 2004 was $822. Three of the Company’s directors also serve as directors of Foundation. First Reserve Fund IX, L.P. and an entity affiliated with AMCI beneficially own an aggregate of approximately 24% of the outstanding shares of Foundation’s common stock.
     Predecessor
     The Combined Virginia Entity had receivables and payables and was a party to certain transactions with affiliated companies in the normal course of business.
     Pittston Coal Management Company (PCMC) provided executive, legal, engineering, geological, accounting, and other administrative services to affiliated companies owned directly or indirectly by Pittston Coal Company, including companies included in the Combined Virginia Entity.
     PCMC allocated its costs to the various entities based primarily on production, head count, and asset base. Intercompany balances among companies included in the Combined Virginia Entity have been eliminated, and net amounts due from other affiliated companies are classified in the balance sheet as a component of shareholders’ equity.
     Pittston Coal Sales Corporation (PCSC) provided services to affiliated companies owned by Pittston Coal Company, including companies included in the Combined Virginia Entity. PCSC negotiated and entered into coal sales contracts with customers using its sales staff. A portion of the cost of PCSC’s sales department was allocated to the affiliated companies based on relative coal sales volume. Coal was shipped from affiliated coal production companies, including companies included in the Combined Virginia Entity, to customers and PCSC invoiced the customers and recorded a payable to the affiliated company for the amount of the customer invoice. PCSC collected the cash on behalf of the affiliate. Intercompany balances between PCSC and companies included in the

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
Combined Virginia Entity have been eliminated and receivables and payables to other affiliated companies were classified as a component of shareholders’ equity.
     Cash generated or used by our Predecessor was ultimately received or provided by The Brink’s Company. During the period from January 1, 2002 to December 13, 2002, Pittston Coal Company contributed $329,964, respectively, of intercompany amounts owned by its subsidiaries included in the Combined Virginia Entity to shareholders’ equity.
     Our Predecessor was included in the consolidated U.S. federal income tax return filed by The Brink’s Company. The Brink’s Company’s consolidated provision and actual cash payments for U.S. federal income taxes were allocated between the Predecessor and other affiliates of The Brink’s Company in accordance with The Brink’s Company’s tax allocation policy. In general, the consolidated current tax provision of The Brink’s Company’s was allocated among the affiliates based principally upon the financial income, taxable income, credits, and other amounts directly related to the respective affiliate. The Brink’s Company gave credit to its subsidiaries for the tax effect of U.S. federal income tax losses and other attributes to the extent the attributes were utilized on a consolidated basis. As a result, the allocated affiliate amounts of taxes payable or refundable are not necessarily comparable to those that would have resulted if the affiliate had filed separate tax returns. Net deferred income tax assets of the Predecessor are reflected as deferred income tax receivable from parent and are classified as a component of shareholders’ equity.
(19) Commitments
     Operating Leases
     The Company leases coal mining and other equipment under long-term operating leases with varying terms. In addition, the Company leases mineral interests and surface rights from land owners under various terms and royalty rates.
     As of December 31, 2004, aggregate future minimum lease payments under operating leases and minimum royalties under coal leases were as follows:

		Equipment	Coal
	Facility	and Other	Royalties	Total
Year ending December 31:
2005	$481	$3,826	$9,212	$13,519
2006	279	3,767	8,616	12,662
2007	211	2,206	8,752	11,169
2008	168	524	7,770	8,462
2009	77	—	7,739	7,816
Thereafter	261	—	30,031	30,292

Total	$1,477	$10,323	$72,120	$83,920

     The above table includes amounts due under noncancelable leases with initial or remaining lease terms in excess of one year.
     Net rent expense amounted to $6,290 for the year ended December 31, 2004, $6,113 for the year ended December 31, 2003, $170 for the period from December 14, 2002 to December 31, 2002, and $8,262 for the period from January 1, 2002 to December 13, 2002. Coal royalties expense amounted to $43,858 for the year ended December 31, 2004, $29,027 for the year ended December 31, 2003, $46 for the period from December 14, 2002 to December 31, 2002, and $981 for the period from January 1, 2002 to December 13, 2002.
Other Commitments
     As of December 31, 2004, the Company had commitments to purchase 6.2 million, 1.6 million, and 0.8 million tons of coal at a cost of $342,422, $79,143, and $31,320 in 2005, 2006, and 2007, respectively. As part of a coal supply tonnage buyout agreement, at December 31, 2004, the Company had commitments to pay the customer $680 each year from 2005 to 2009, and $567 in 2010.

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
(20) Mergers and Acquisitions
     2002 Acquisition
     Pittston Coal Company
     On December 13, 2002, the Company acquired the majority of the Virginia coal assets of Pittston Coal Company (the Combined Virginia Entity), for a net purchase price of $62,945. The results of the Combined Virginia Entity’s operations have been included in the combined financial statements since that date. The purchase also included Maxxim Rebuild, a mining equipment and repair business.
     The $62,945 purchase price for the Combined Virginia Entity consisted of a $37,202 cash payment at closing, and notes payable of $25,743 issued to the seller, $18,500 of which was in the form of a minimum royalty agreement. Additional payments of up to $5,000 are payable under the royalty agreement if certain levels of coal sales prices are achieved. As of December 31, 2004, $5,000 had been accrued for this additional consideration.
     In conjunction with the acquisition, the Company contracted with the Predecessor to perform reclamation work for sites retained by the Predecessor. As of December 31, 2004, the Company had $1,364 in liabilities related to the remaining contract reclamation work, including a current portion of $711.
     The following table summarizes the estimated fair values, as determined by an independent third-party valuation, of the assets acquired and liabilities assumed at the date of acquisition (December 13, 2002):

Current assets	$17,732
Property, plant, and equipment	69,087
Intangible assets	4,091

Total assets acquired	90,910

Asset retirement obligation	(15,050)
Postretirement medical benefits	(5,915)
Other liabilities	(7,000)

Total liabilities assumed	(27,965)

Net assets acquired	$62,945

     2003 Acquisitions
     Coastal Coal Company
     On January 31, 2003, the Company acquired 100% of the membership interest of Coastal Coal Company, LLC and certain other assets. The results of Coastal Coal’s operations have been included in the combined financial statements since that date. Coastal Coal Company, LLC is a producer of thermal and industrial coals in the Appalachian region.
     The aggregate net purchase price for the Coastal Coal membership interest and related assets was $67,772. Consideration included cash of $44,172 and notes payable issued to the seller of $23,600.
     The following table summarizes the estimated fair values, as determined by an independent third-party valuation, of the assets acquired and liabilities assumed at the date of acquisition (January 31, 2003):

Current assets	$31,614
Property, plant, and equipment	40,342
Intangibles	3,937
Other noncurrent assets	18,269

Total assets acquired	94,162

Current liabilities	(11,700)
Asset retirement obligation	(12,861)
Other noncurrent liabilities	(1,431)
Notes payable	(398)

Total liabilities assumed	(26,390)

Net assets acquired	$67,772

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
American Metals and Coal International, Inc.
     On March 11, 2003, the Company acquired the majority of the North American operations of American Metals and Coal International, Inc. (U.S. AMCI). The results of U.S. AMCI’s operations have been included in the combined financial statements since that date. U.S. AMCI is a producer of Appalachian coal and a broker of steam and metallurgical coals in the United States and abroad.
     The aggregate purchase price for the U.S. AMCI net assets was $121,299. Consideration included cash of $52,339, and common and preferred membership interests in ANR Holdings issued, valued at $68,960. The value attributed to the membership interest was based on the cash contributions made by the other owners of ANR Holdings.
     The goodwill represents the portion of the purchase price allocated to the U.S. AMCI sales force. The goodwill is not deductible for federal income tax purposes.
     The following table summarizes the estimated fair values, as determined by an independent third-party valuation, of the assets acquired and liabilities assumed at the date of acquisition (March 11, 2003):

Current assets	$47,005
Property, plant, and equipment	94,732
Goodwill	17,121
Other noncurrent assets	976

Total assets acquired	159,834

Current liabilities	(17,307)
Asset retirement obligation	(8,768)
Postretirement medical benefits	(3,475)
Other noncurrent liabilities	(1,051)
Notes payable	(7,934)

Total liabilities assumed	(38,535)

Net assets acquired	$121,299

     Mears Enterprises, Inc.
     On November 17, 2003, the Company acquired the assets of Mears Enterprises, Inc (Mears Enterprises) and affiliated companies. The results of Mears Enterprises and affiliates operations have been included in the combined financial statements since that date. Mears Enterprises and affiliates operate six mining complexes and a preparation plant, all located in Pennsylvania.
     The aggregate purchase price for the net assets of Mears Enterprises and affiliates was $37,977 in cash.
     The following table summarizes the estimated fair values, as determined by an independent third-party valuation, of the assets acquired and liabilities assumed at the date of acquisition (November 17, 2003):

Current assets	$280
Property, plant, and equipment	39,476
Intangibles	200
Other noncurrent assets	100

Total assets acquired	40,056
Asset retirement obligation	(2,079)

Net assets acquired	$37,977

     2004 Acquisitions
     Moravian Run Reclamation Co.
     On April 1, 2004, the Company acquired substantially all of the assets of Moravian Run Reclamation Co., Inc. (Moravian Run) for $5 in cash. The Company has agreed to pay Moravian Run monthly overriding royalty payments for the next four years in an aggregate amount of $1,000 and monthly payments for the next five years in respect of leased equipment in an aggregate amount of $3,100 structured as a capital lease with a present value of $2,360. The Company also assumed $1,086 of reclamation obligations. The

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
Moravian Run assets included, as of March 31, 2004, four active surface mines and two additional surface mines under development, operating in close proximity to and serving many of the same customers as our AMFIRE business unit located in Pennsylvania.
     Cooney Bros. Coal Company
     On May 10, 2004, the Company acquired a coal preparation plant and railroad loading facility located in Portage, Pennsylvania and related equipment and coal inventory from Cooney Bros. Coal Company for $2,500 in cash and an adjacent coal refuse disposal site from a Cooney family trust for $300 in cash. The Company also assumed approximately $102 of reclamation obligations in connection with this acquisition.
     The Moravian Run Reclamation Co. and Cooney Bros. Coal Company acquisitions are not significant to the Company’s financial position, results of operations, or cash flows and, therefore, are not included in the pro forma information presented below.
     Pro Forma Information
     The following unaudited pro forma financial information for the year ended December 31, 2003 reflects the consolidated results of operations of the Company as if the acquisitions of Coastal Coal Company, LLC, U.S. AMCI, and Mears Enterprises and affiliates had taken place on January 1, 2003. The pro forma information includes primarily adjustments for depreciation and depletion on acquired property, plant, and equipment, and interest expense. The pro forma financial information is not necessarily indicative of the results of operations had the transactions been completed on the assumed date.

Revenues	$902,766
Net income	5,769
(21) Concentrations and Major Customers
     The Company markets its coal principally to electric utilities in the United States and international and domestic steel producers. As of December 31, 2004 and 2003, trade accounts receivable from electric utilities totaled approximately $30,900 and $32,700, respectively. Credit is extended based on an evaluation of the customer’s financial condition and collateral is generally not required. Credit losses are provided for in the combined financial statements and historically have been minimal. The Company is committed under long-term contracts to supply coal that meets certain quality requirements at specified prices. The prices for some multi-year contracts are adjusted based on economic indices or the contract may include year-to-year specified price changes. Quantities sold under some contracts may vary from year to year within certain limits at the option of the customer. Sales to the Company’s largest customer in 2004 and 2003 accounted for less than 10% of total sales for the years ended December 31, 2004 and 2003.
(22) Segment Information
     The Company extracts, processes and markets steam and metallurgical coal from surface and deep mines for sale to electric utilities, steel and coke producers, and industrial customers. The Company operates only in the United States with mines in the Central Appalachian and Northern Appalachian regions and in Colorado. The Company has one reportable segment: Coal Operations, consisting of 43 underground mines and 21 surface mines located in Central Appalachia and Northern Appalachia as of December 31, 2004, and one underground mine located in Colorado. Coal Operations also includes the Company’s purchased coal sales function, which markets the Company’s Appalachian coal to domestic and international customers. The All Other category includes the Company’s equipment sales and repairs operations, as well as other ancillary business activities, including terminal services, trucking services, coal and environmental analysis services, and leasing of mineral rights. The Corporate and Eliminations category includes general corporate overhead and the elimination of intercompany transactions. The revenue elimination amount represents inter-segment revenues. The Company evaluates the performance of its segment based on EBITDA, as adjusted, which the Company defines as net income (loss) plus interest expense, income tax expense (benefit), depreciation, depletion and amortization, less interest income, and adjusted for minority interest. EBITDA, as adjusted, from continuing operations is defined as income (loss) from continuing operations plus interest expense, income tax expense (benefit), depreciation, depletion and amortization, less interest income, and adjusted for minority interest.

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
     Operating segment results for continuing operations for the year ended December 31, 2004 and segment assets as of December 31, 2004 were as follows:

			Corporate
	Coal		and
	Operations	All Other	Eliminations	Combined
Revenues	$1,234,640	$28,571	$(10,509)	$1,252,702
Depreciation, depletion, and amortization	51,732	1,435	2,094	55,261
EBITDA, as adjusted	166,159	2,808	(43,877)	125,090
Capital expenditures	68,940	332	1,167	70,439
Total assets	396,935	105,727	(25,541)	477,121
     Operating segment results for continuing operations for the year ended December 31, 2003 and segment assets as of December 31, 2003 were as follows:

			Corporate
	Coal		and
	Operations	All Other	Eliminations	Combined
Revenues	$771,791	$18,277	$(8,219)	$781,849
Depreciation, depletion, and amortization	32,421	1,867	1,097	35,385
EBITDA, as adjusted	69,098	719	(21,873)	47,944
Capital expenditures	21,656	516	5,210	27,382
Total assets	342,019	70,797	(33,480)	379,336
     Operating segment results for continuing operations for the period from December 14, 2002 to December 31, 2002 and segment assets as of December 31, 2002 were as follows:

			Corporate
	Coal		and
	Operations	All Other	Eliminations	Combined
Revenues	$7,269	$101	$—	$7,370
Depreciation, depletion, and amortization	273	1	—	274
EBITDA, as adjusted	(10)	(17)	(471)	(498)
Capital expenditures	564	—	396	960
Total assets	80,706	27,340	396	108,442
     Reconciliation of total segment EBITDA, as adjusted, to income (loss) from continuing operations follows:

			Period from
			December 14,
			2002 to
	Year Ended December 31,		December 31,
	2004	2003	2002
Total segment EBITDA, as adjusted from continuing operations	$125,090	$47,944	$(498)
Interest expense	(20,041)	(7,848)	(203)
Interest income	531	103	6
Income tax (expense) benefit	(5,150)	(898)	334
Depreciation, depletion and amortization	(55,261)	(35,385)	(274)
Minority interest	(22,781)	(1,164)	0

Income (loss) from continuing operations	$22,388	$2,752	$(635)

     The Company markets produced, processed and purchased coal to customers in the United States and in international markets. Export revenues totaled $602,629 or approximately 47% of total revenues, including sales to Japan of $138,032 or approximately 11% of total revenues, for the year ended December 31, 2004. Export revenues were $220,818 or approximately 28% of total revenues, including sales to Canada of $88,630 or approximately 11% of total revenues, for the year ended December 31, 2003. Export sales in

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
2004 primarily were to customers in Japan, Canada, Brazil and various European countries. Export sales in 2003 primarily were to customers in Canada, Brazil, and various European countries.
(23) Contingencies
     (a) Guarantees and Financial Instruments with Off-balance Sheet Risk
     In the normal course of business, the Company is a party to certain guarantees and financial instruments with off-balance sheet risk, such as bank letters of credit and performance or surety bonds. No liabilities related to these arrangements are reflected in the Company’s combined balance sheets. Management does not expect any material losses to result from these guarantees or off-balance sheet financial instruments. The amount of bank letters of credit outstanding as of December 31, 2004 is $52,991. The amount of surety bonds currently outstanding related to the Company’s reclamation obligations is presented in note 13 to the combined financial statements. The Company has provided guarantees for equipment financing obtained by certain of its contract mining operators totaling approximately $2,700. The estimated fair value of these guarantees is not significant.
     Alpha from time to time guarantees the performance of a subsidiary on short-term sales and purchase contracts. The subsidiaries of the Company also guarantee performance on the Company’s outstanding reclamation bonds, as well as the Company’s obligations under the Citicorp credit facility and 10% senior notes.
     (b) Litigation
     The Company is involved in various legal proceedings from time to time in the normal course of business. In management’s opinion, the Company is not currently involved in any legal proceeding which individually or in the aggregate could have a material effect on the financial condition, results of operations and/or cash flows of the Company.
     (c) Other Contingencies
     In connection with the Company’s acquisition of Coastal Coal Company, the seller, El Paso CGP Company, has agreed to retain and indemnify the Company for all workers’ compensation and black lung claims incurred prior to the acquisition date of January 31, 2003. The majority of this liability relates to claims in the state of West Virginia. If El Paso CGP Company fails to honor its agreement with the Company, then the Company would be liable for the payment of those claims, which were estimated in April 2004 by the West Virginia Workers’ Compensation Commission to be approximately $5,369 on an undiscounted basis using claims data through June 30, 2003. El Paso has posted a bond with the state of West Virginia for the required discounted amount of $3,722 for claims incurred prior to the acquisition.
(24) Asset Impairment Charge
     One of the Company’s subsidiaries wholly owns National King Coal, LLC (a mining company) and Gallup Transportation (a trucking company) (collectively “NKC”). Since its acquisition by the Company through August 2004, NKC has incurred cumulative losses of $2,800. While NKC has not experienced sales revenue growth comparable to our other operations of the Company, it has been affected by many of the same cost increases. As a result, we were required to assess the recovery of the carrying value of the NKC assets. Based on that analysis, it was determined that the assets of NKC were impaired. An impairment charge of $5,100 was recorded in September 2004 to reduce the carrying value of the assets of NKC to their estimated fair value. A discounted cash flow model was used to determine fair value.
(25) Supplemental Cash Flow Disclosures
     Company
     Cash paid for interest (net of amounts capitalized) for the years ended December 31, 2004 and 2003 was $14,293 and $6,879, respectively. Income taxes paid by the Company for the year ended December 31, 2004 were $4,047.
     Non-cash investing and financing activities are excluded from the combined statements of cash flows.
     Significant non-cash activity for the year ended December 31, 2004 includes:

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
•	Increase in other assets of $2,372 for the Virginia Coalfield Employment Enhancement Tax Credit receivable. This represents the portion of the tax credit allocated to Alpha NR Holding, Inc.

•	Increase in deferred common stock offering costs and accrued expenses of $2,010 for accrued stock offering costs.

•	Increase in asset retirement obligation and fixed assets of $3,657 for new sites added in 2004. Net decrease in asset retirement obligation and fixed assets of $2,937, and increase in deferred gains on sales of property interests and decrease in asset retirement obligation of $3,514 as a result of revisions in estimated cash flows underlying the asset retirement obligation.

•	The short-term financing of prepaid insurance premiums in the amount of $15,228.

•	Settlement of the net working capital acquired in conjunction with the acquisition of U.S. AMCI recorded as an increase in goodwill of $1,520, a decrease in due from affiliate of $2,501 and a decrease in accrued expenses of $981.

•	Increase in deferred gains on sales of property interests and decrease in other liabilities of $1,480 for revisions in estimated contract reclamation liability assumed in conjunction with the acquisition of the Virginia coal operations of Pittston Coal Company.

•	Decrease in deferred gains on sales of property interests of $5,000 as a result of additional consideration payable for the acquisition of the Virginia coal operations of Pittston Coal Company.

•	Construction in progress and other capital expenditures of $1,597 recorded in accounts payable.
     Significant non-cash activity for the year ended December 31, 2003 includes:
•	Increase in other assets of $2,434 for the Virginia Coalfield Employment Enhancement Tax Credit receivable. This represents the portion of the tax credit allocated to Alpha NR Holding, Inc.

•	Increase in asset retirement obligation and fixed assets of $1,165 for new sites added in 2003.

•	The short-term financing of prepaid insurance premiums in the amount of $14,425.

•	The conversion of $44,000 of related party notes payable to contributed capital.

•	Seller financing of acquired entities of $23,600.

•	Issuance of membership interests in ANR Holdings, LLC of $68,960 for the acquisition of U.S. AMCI.

•	Construction in progress of $1,929 recorded in accounts payable.
     Significant non-cash activity for the period from December 14, 2002 to December 31, 2002 includes:
•	Seller financing of acquired entities of $25,743.
     Predecessor
     During the period from January 1, 2002 to December 13, 2002, the Pittston Coal Company contributed $329,964 of intercompany payables from the Combined Virginia Entity to shareholders’ equity.
(26) Minority Interest
     On March 11, 2003, concurrent with the acquisition of U.S. AMCI, ANR Holdings issued additional membership interests in the aggregate amount of 45.3% to the former owners of U.S. AMCI, Madison Capital Funding, LLC and ACM, which is owned by certain members of management, in exchange for the net assets of U.S. AMCI and cash. All members of ANR Holdings, other than ACM,

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
hold both common and preferred sharing ratios representing membership interests. Pursuant to the provisions of the ANR Holdings limited liability company agreement, the income of ANR Holdings is allocated among its members as follows:
•	First, to the holders of preferred sharing ratios on a pro rata basis to the extent of any losses that had been allocated to them in prior periods,

•	Second, to the holders of preferred sharing ratios on a pro rata basis up to the cumulative unallocated preferred yield (based on an annual preferred yield of 12%), and

•	Third, to the holders of common sharing ratios on a pro rata basis.
     For purposes of allocating income in the year in which a new member is admitted, ANR Holdings applies a proration method, which allocates income based on the weighted-average ownership of its membership interests for the year.
     Prior to the Internal Restructuring on February 11, 2005, the principal executive officers of Alpha and other key employees held the entire membership interest of ACM, which in turn owned a common membership interest in ANR Holdings. The interest of ACM in ANR Holdings entitled ACM to receive approximately 0.32% of the distributions made to the holders of common membership interests in ANR Holdings (which we refer to as the management members’ “purchased interest”). In addition, ACM was entitled to receive, subject to certain conditions, an additional distribution of up to 5% of any profits (which we refer to as the management members’ “profits interest”) upon the occurrence of a liquidity event, as defined in the governing documents of ANR Holdings. Generally, a liquidity event would occur when ANR Holdings was sold or when it made a public sale of equity. The provisions of ACM’s limited liability company agreement also contained put and call rights for the benefit of the executive and Alpha, respectively, with respect to the purchased interests and profits interests if the employment relationship of the executive was terminated. In general, depending on when the employment relationship was terminated, the put and call prices were equal to (1) the sum of the greater of (a) the member’s original investment minus returns on that investment or (b) the fair market value, as defined, of the member’s purchased interest on the date the put was exercised, plus (2) a percentage of the fair market value, as defined, of the profits interest on the date the put was exercised, with the percentage increasing from 50% to 100% as the length of the employment period increased from two to four years from the date ACM was formed. For purposes of the put and call, the agreement required Alpha to use the same method of valuation that First Reserve Corporation uses for purposes of reporting to its limited partners, reduced by a 25% minority discount.
(27) Investments
     Dominion Terminal Associates
     As part of the Company’s acquisition of the Combined Virginia Entity, the Company acquired a 32.5% interest in Dominion Terminal Associates (DTA). DTA is a partnership with three other companies that operates a leased coal port terminal in Newport News, Virginia (the Terminal). The Company accounts for this investment under the equity method for investments. See note 2(p). The Company did not ascribe any value to this partnership interest when it was acquired.
     The Company has the right to use 32.5% of the throughput and ground storage capacity of the Terminal and pay for this right based upon an allocation of costs as determined by DTA. The Brink’s Company guaranteed bonds of the partnership in the face amount of $43,160 from the financing related to the construction of the Terminal. The Brink’s Company also paid its proportionate share of interest on these bonds. The Company did not assume any obligations associated with these bonds.
     For the years ended December 31, 2004 and 2003, and the period from December 14, 2002 to December 31, 2002, the Company made advances to DTA equal to its share of allocated costs of $3,266, $3,348, and $253, respectively, offset by outside revenues of $1,763, $1,321 and $57, respectively. The Company records its share of losses in DTA equal to the amount of advances. The Company does not guarantee the obligations of DTA and is not otherwise committed to provide further financial support. Accordingly, the Company does not reduce its investment below zero.
     A net loss of $6,082 for the period from January 1, 2002 to December 13, 2002 was recorded by the Predecessor relating to this investment.

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
     Excelven Pty Ltd
     In September 2004, Alpha, together with its affiliate American Metals and Coal International, Inc. (“AMCI”), entered into a subscription deed with Excelven Pty Ltd, pursuant to which each party agreed to acquire a 24.5% interest in Excelven for a purchase price of $6.5 million in cash. Excelven, through its subsidiaries, owns the rights to the Las Carmelitas mining venture in Venezuela and the related Palmarejo export port facility on Lake Maracaibo in Venezuela. Alpha made payments totaling $4,500 for the year ended December 31, 2004. The investment is accounted for under the equity method, and is included in other assets at December 31, 2004.
(28) Income Taxes
     The Company
     As outlined in the organizational structure in note 1, the minority interest owners and ANR Fund IX Holdings, L.P. own interests in ANR Holdings, a limited liability company and pass-through entity for income tax purposes. As a pass-through entity, ANR Holdings provides information returns reflecting the allocated income (loss) to the minority interest owners and ANR Fund IX Holdings, L.P. based upon their respective ownership percentage and certain special allocations as provided by the limited liability company agreement and the Internal Revenue Code. The income tax consequences of the income (loss) allocated to these owners is not reflected in the combined financial statements.
     The combined financial statements include only the current and deferred income tax associated with Alpha NR Holding, Inc., a taxable entity. The primary source of the income tax impact is derived from the allocated income (loss) from ANR Holdings, Alpha Natural Resources, LLC and its operating subsidiaries, all of which are pass-through entities for tax purposes.
     The federal and state income tax provisions from continuing operations in 2004 and 2003 were offset by federal and state income tax benefits included in the loss from discontinued operations. The total income tax benefit for 2002 related to continuing operations.
     Comprehensive provision (benefit) for income taxes allocable to:

	December 31,
	2004	2003
Continuing operations	$5,150	$898
Discontinued operations	(1,190)	(230)

	$3,960	$668

     Significant components of income tax expense (benefit) from continuing operations were as follows:

			Period from
			December 14,
	Year Ended		2002 to
	December 31,		December 31,
	2004	2003	2002
Current tax expense:
Federal	$1,625	$—	$—
State	—	—	—

	1,625	—	—

Deferred tax expense (benefit):
Federal	2,918	894	(284)
State	607	4	(50)

	3,525	898	(334)

Total income tax expense (benefit):
Federal	4,543	894	(284)
State	607	4	(50)

	$5,150	$898	$(334)

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
     A reconciliation of the statutory federal income tax expense (benefit) at 35% to income (loss) from continuing operations before income taxes and minority interest, and the actual income tax expense (benefit) is as follows:

			Period from
			December 14,
	Year Ended		2002 to
	December 31,		December 31,
	2004	2003	2002
Federal statutory income tax expense (benefit)	$17,612	$1,685	$(339)
Increases (reductions) in taxes due to:
Percentage depletion allowance	(3,376)	(1,087)	(33)
Extraterritorial income exclusion	(1,225)	—	—
State taxes, net of federal tax impact	395	3	—
Change in valuation allowance	559	815	—
Taxes not provided for minority interest	(8,189)	(625)	—
Taxes not provided for pass-through entity	(779)	91	37
Other, net	153	16	1

Actual income tax expense (benefit)	$5,150	$898	$(334)

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
     Deferred income taxes result from temporary differences between the reporting of amounts for financial statement purposes and income tax purposes. The net deferred tax assets and liabilities included in the combined financial statements include the following amounts:

	December 31,
	2004	2003
Deferred tax assets:
Net operating loss carryforwards	$5,598	$1,956
Charitable contribution carryforwards	207	118
Alternative minimum tax credit carryforward	1,249	—

Gross deferred tax assets	7,054	2,074
Less valuation allowance	(1,374)	(815)

Total net deferred tax assets	5,680	1,259

Deferred tax liabilities:
Investment in limited liability company subsidiary	(6,869)	(653)
Virginia tax credit	(1,855)	(940)

Total deferred tax liabilities	(8,724)	(1,593)

Net deferred tax liability	$(3,044)	$(334)

     The breakdown of the net deferred tax liability is recorded in the accompanying combined balance sheets as follows:

	December 31,
	2004	2003
Current asset	$4,674	$489
Current liability	—	—

Net current asset	4,674	489

Noncurrent asset	1,006	770
Noncurrent liability	(8,724)	(1,593)

Net noncurrent liability	(7,718)	(823)

Total net deferred tax liability	$(3,044)	$(334)

     As of December 31, 2004, the Company has a net operating loss carryforward (NOL) for federal income tax purposes of $14,875, which is available to offset future federal taxable income, if any, through 2024. Also, the Company has a contribution carryforward of $591 which can be carried forward for a maximum of five years from the year generated. In addition, the Company has an alternative minimum tax (AMT) credit carryforward of $1,249 which can be carried forward indefinitely to offset future regular tax in excess of AMT. Due to the likelihood that the AMT will exceed the regular tax in the future, the Company has provided a valuation allowance for the portion of deferred tax assets not expected to be realized. The remaining net deferred tax liability, net of the valuation allowance, reflects the AMT expected to be paid on the net taxable temporary differences.
Predecessor
     The Combined Virginia Entity was subject to U.S. federal and state income taxes. The income tax benefit consisted of the U.S. federal income taxes:

Period from
January 1,
2002 to
December 31,
2002
Current	$9,175
Deferred	8,023

Total	$17,198

ANR FUND IX HOLDINGS, L.P. AND ALPHA NR HOLDING, INC. AND SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
(In thousands, except percentages and share data)
     The following table accounts for the difference between the actual income tax benefit and the amounts obtained by applying the statutory U.S. federal income tax rate of 35% to the loss before income taxes.

December 13,
2002
Tax (benefit) expense computed at statutory rate	$(14,532)
Increase (reductions) in taxes due to:
Percentage depletion	(1,302)
Adjustment resulting from favorable appeal relating to prior years	(1,678)
Miscellaneous	314

Actual income tax benefit	$(17,198)

(29) Federal Black Lung Excise Tax
     Predecessor
     On February 10, 1999, the U.S. District Court of the Eastern District of Virginia entered a final judgment in favor of certain of The Brink’s Company’s subsidiaries, including certain of the companies included in the Combined Virginia Entity, ruling that the Federal Black Lung Excise Tax (FBLET) is unconstitutional as applied to export coal sales. The Brink’s Company sought refunds of the FBLET it paid on export coal sales for all open statutory periods and received refunds of $2,758 (including interest), of which $2,049 related to the Combined Virginia Entity, during the period from January 1, 2002 to December 13, 2002.
(30) Discontinued Operations and Subsequent Event
     On April 14, 2005, the Company sold the assets of its Colorado mining subsidiary, National King Coal LLC, and related trucking subsidiary, Gallup Transportation and Transloading Company, LLC (collectively, “NKC”), to an unrelated third party for cash in the amount of $4,400, plus an amount in cash equal to the fair market value of NKC’s coal inventory, and the assumption by the buyer of certain liabilities of NKC. The Company recorded a gain on the sale of NKC of $704 in the second quarter of 2005. The results of operations of NKC for the current and prior periods have been reported in discontinued operations. National King Coal LLC was previously reported in the Coal Operations segment and Gallup Transportation and Transloading Company, LLC was previously reported in the All Other segment (note 22).
     The following statement of operations data reflects the activity for the discontinued operation for the years ended December 31, 2004 and 2003:

	Year Ended December 31,
	2004	2003
Total revenues	$17,016	$10,717
Total costs and expenses	23,542	11,668

Loss from operations	(6,526)	(951)
Miscellaneous income	12	1
Income tax benefit from discontinued operations	(1,190)	(230)
Minority interest in loss from discontinued operations	(2,951)	(230)

Loss from discontinued operations	$(2,373)	$(490)

     The following condensed balance sheet date reflects the balances for discontinued operations at December 31, 2004 and 2003:

	December 31,
	2004	2003
Current assets	$2,150	$4,565
Noncurrent assets	3,989	8,290

Total assets	6,139	12,855

Current liabilities	1,082	1,237
Noncurrent liabilities	196	41

Total liabilities	1,278	1,278

Net assets	$4,861	$11,577